                             PEGASUS COMMUNICATIONS
                                  SAVINGS PLAN

                           (Effective January 1, 1996)




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                       PEGASUS COMMUNICATIONS PUERTO RICO
                                  SAVINGS PLAN

                           (Effective January 1, 1996)


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

PREAMBLE.....................................................................1

Article I - DEFINITIONS......................................................1
     1.1      "Account"......................................................1
     1.2      "Accrued Benefit"..............................................1
     1.3      "Adjustment Factor"............................................1
     1.4      "Affiliate"....................................................1
     1.5      "Before-Tax Contributions".....................................2
     1.6      "Before-Tax Contributions Account".............................2
     1.7      "Beneficiary"..................................................2
     1.8      "Board of Directors"...........................................2
     1.9      "Break in Service".............................................2
     1.10     "Call Option"..................................................2
     1.11     "Code".........................................................2
     1.12     "Company"......................................................2
     1.13     "Company Additional Contributions".............................2
     1.14     "Company Account"..............................................2
     1.15     "Company Matching Contributions"...............................2
     1.16     "Disability"...................................................2
     1.17     "Eligible Employee"............................................3
     1.18     "Employee".....................................................3
     1.19     "Employment Date"..............................................3
     1.20     "ERISA"........................................................3
     1.21     "Forfeitures"..................................................3
     1.22     "Hour of Service"..............................................3
     1.23     "Investment Funds".............................................5
     1.24     "Leased Employee"..............................................5
     1.25     "Limitation Compensation"......................................5
     1.26     "Limitation Year"..............................................5
     1.27     "Location Cash Flow"...........................................6
     1.28     "Normal Retirement Age"........................................6
     1.29     "Normal Retirement Date".......................................6
     1.30     "Participant"..................................................6
     1.31     "Participating Employer".......................................6
     1.32     "Pegasus Stock"................................................6
     1.33     "Pegasus Stock Fund"...........................................6
     1.34     "Plan".........................................................6
     1.35     "Plan Year"....................................................6
     1.36     "Postponed Retirement Date"....................................6
     1.37     "Reemployment Date"............................................6
     1.38     "Right of First Refusal".......................................6
     1.39     "Rollover Account".............................................6

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     1.40     "Rollover Matching Contributions"...............................7
     1.41     "Salary"........................................................7
     1.42     "Savings Plan Committee"........................................7
     1.43     "Spouse" or "Surviving Spouse"..................................7
     1.44     "Trust Agreement"...............................................8
     1.45     "Trustees"......................................................8
     1.46     "Trust Fund"....................................................8
     1.47     "Valuation Date"................................................8
     1.48     "Vested Interest"...............................................8
     1.49     "Year of Eligibility Service"...................................8
     1.50     "Year of Vesting Service".......................................8
     1.51     "Year Over Year Increase in Company-Wide Location Cash Flow"....8

Article II - ELIGIBILITY AND PARTICIPATION....................................9
     2.1      Eligibility.....................................................9
     2.2      Application to Make Contributions...............................9
     2.3      Rehired Employees..............................................10
     2.4      Transfers......................................................10
     2.5      Leased Employees...............................................11

Article III - CONTRIBUTIONS TO PARTICIPANTS' ACCOUNTS........................11
     3.1      Amount of Before-Tax Contributions.............................11
     3.2      Company Matching Contributions.................................11
     3.3      Savings Plan Committee Alternatives............................12
     3.4      Change in Amount of Before-Tax Contributions...................12
     3.5      Suspension of Before-Tax Contributions.........................12
     3.6      Resumption of Before-Tax Contributions.........................12
     3.7      Company Additional Contributions...............................12
     3.8      Allocation of Company Additional Contributions.................13
     3.9      Rollover Matching Contributions................................13
     3.10     Return of Contributions to Company.............................14
     3.11     Paid Leave of Absence..........................................15
     3.12     Rollover Contributions and Direct Transfers....................15
     3.13     Vesting and Distribution of Rollover Account...................15
     3.14     Profits Not Required...........................................15

Article IV - LIMITATIONS ON CONTRIBUTIONS....................................16
     4.1      Definitions....................................................16
     4.2      Limitation on Before-Tax Contributions.........................19
     4.3      Limitations on Company Matching Contributions..................20
     4.4      Distribution of Excess Deferrals...............................22
     4.5      Distribution of Excess Contributions...........................23
     4.6      Forfeiture or Distribution of Excess Aggregate Contributions...24
     4.7      Limitation on Annual Additions to Participants' Accounts.......25
     4.8      Disposition of Excess Annual Additions.........................27

Article V - VALUATION AND INVESTMENT OF PARTICIPANTS' ACCOUNTS...............28
     5.1      Investment of Account Balance..................................28
     5.2      Investment Funds...............................................28
     5.3      Reinvestment...................................................29
     5.4      Investment Fund Designations...................................29
     5.5      Valuation of Investment Funds..................................30

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     5.6      Valuation of Participant's Account in Investment Funds........ 30

Article VI - ELIGIBILITY FOR BENEFITS....................................... 30
     6.1      Normal Retirement Benefits.................................... 30
     6.2      Postponed Retirement Benefits................................. 30
     6.3      Termination Benefits.......................................... 30
     6.4      Reemployment.................................................. 31

Article VII - DEATH BENEFITS................................................ 32
     7.1      Designation of Beneficiary and Form of Payment of Death
              Benefit....................................................... 32
     7.2      Requirements for Spouse's Consent............................. 32
     7.3      Payment of Benefits........................................... 33

Article VIII - VESTING...................................................... 33
     8.1      Vested Interest in Before-Tax Contributions Account........... 33
     8.2      Vested Interest in Company Account............................ 33
     8.3      Forfeitures................................................... 34
     8.4      No Divestment for Cause....................................... 34

Article IX - PAYMENT OF BENEFITS............................................ 34
     9.1      Method of Payment............................................. 34
     9.2      Form of Payment............................................... 34
     9.3      Valuation of Accounts......................................... 34
     9.4      Entitlement to Benefits....................................... 34
     9.5      Requirements Concerning Distributions......................... 35
     9.6      Participant's Consent to Distribution of Benefits............. 36
     9.7      Direct Rollovers of Eligible Rollover Distributions Made
              From This Plan................................................ 37

Article X - WITHDRAWALS..................................................... 38
     10.1     General Rules for All Withdrawals............................. 38
     10.2     Withdrawals On or After Attainment of Age 59-1/2.............. 38
     10.3     Hardship Withdrawals of Before-Tax Contributions.............. 38

Article XI - LOANS.......................................................... 40
     11.1     In General.................................................... 40
     11.2     Amount........................................................ 40
     11.3     Valuation..................................................... 40
     11.4     Repayment..................................................... 40
     11.5     Security...................................................... 41
     11.6     Distribution of Benefits...................................... 41
     11.7     Default....................................................... 41
     11.8     Interest...................................................... 42
     11.9     Administration................................................ 42
     11.10    Earmarking.................................................... 42

Article XII - ALLOCATION OF FIDUCIARY RESPONSIBILITY........................ 43
     12.1     Allocation.................................................... 43
     12.2     Exclusive Responsibility...................................... 43
     12.3     Co-Fiduciary Liability........................................ 43
     12.4     Interest of Participants...................................... 44
     12.5     Employment of Advisers........................................ 44

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     12.6     Standards of Fiduciary Conduct................................ 44
     12.7     Limitation on Fiduciary Liability............................. 44

Article XIII - ADMINISTRATION............................................... 44
     13.1     Savings Plan Committee........................................ 44
     13.2     Quorum........................................................ 45
     13.3     Administrative Rules.......................................... 45
     13.4     Authority and Administrative and Professional Assistance...... 45
     13.5     Decision of Savings Plan Committee............................ 45
     13.6     Accounting.................................................... 45
     13.7     Claims Procedure.............................................. 45
     13.8     Compensation.................................................. 47
     13.9     Plan Records.................................................. 47
     13.10    Funding Policy................................................ 47

Article XIV - TRUST FUND.................................................... 47
     14.1     Trust Agreement............................................... 47
     14.2     Exclusive Benefit Rule........................................ 47

Article XV - AMENDMENT, TERMINATION, MERGER AND SUCCESSOR EMPLOYER.......... 48
     15.1     Amendment..................................................... 48
     15.2     Discontinuance and Termination................................ 48
     15.3     Merger, Consolidation, or Transfer............................ 49
     15.4     Successor Employer............................................ 49

Article XVI - TOP-HEAVY PROVISIONS.......................................... 50
     16.1     Top-Heavy Definitions......................................... 50
     16.2     Top-Heavy Rules............................................... 52

Article XVII - RELATING TO THE PARTICIPATING EMPLOYERS...................... 53
     17.1     Participating Employers....................................... 53
     17.2     Action by Board of Directors.................................. 53

Article XVIII - MISCELLANEOUS............................................... 54
     18.1     Company Notification.......................................... 54
     18.2     No Right to Employment........................................ 54
     18.3     No Assignment or Alienation................................... 54
     18.4     Unclaimed Benefits............................................ 54
     18.5     Military Leave................................................ 54
     18.6     Titles........................................................ 55
     18.7     Pronouns; Number.............................................. 55
     18.8     Facility of Payment........................................... 55
     18.9     Expenses...................................................... 55
     18.10    Savings Provision............................................. 55
     18.11    Governing Law................................................. 55

Appendix A - Approved Investment Funds as of January 1, 1996................A-1

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                             PEGASUS COMMUNICATIONS
                                  SAVINGS PLAN

                           (Effective January 1, 1996)


                                    PREAMBLE

                  WHEREAS, Pegasus Media & Communications, Inc. ("Pegasus") desires to establish a profit sharing plan containing a cash or deferred arrangement under section 401(k) of the Internal Revenue Code of 1986, as amended, for its eligible employees;

                  NOW, THEREFORE, effective January 1, 1996, and subject to approval by the District Director of Internal Revenue, Pegasus hereby establishes the Pegasus Communications Savings Plan under the following terms and conditions:

                                    Article I

                                   DEFINITIONS

                  In this Plan, unless a different meaning is plainly required by the context, the following words and phrases, as used herein, shall have the following meanings --

                  1.1 "Account" shall mean, as of any applicable date, the aggregate of a Participant's Before-Tax Contributions Account, Company Account, and Rollover Account.

                  1.2 "Accrued Benefit" shall mean the amount credited to a Participant's Account under the Plan.

                  1.3 "Adjustment Factor" shall mean the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under section 415(d) of the Code, as applied to such items and in such manner as the Secretary shall provide.

                  1.4 "Affiliate" shall mean the Company and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under section 414(o) of the Code. For purposes of applying sections 414(b) and 414(c) of the Code to the limitations set forth in Section 4.7, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in section 1563(a)(1) of the Code.


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                  1.5 "Before-Tax Contributions" shall mean those contributions authorized by a Participant pursuant to Section 3.1. Before-Tax Contributions shall be subject to the limitations described in Section 4.2.

                  1.6 "Before-Tax Contributions Account" shall mean the sub-account established for the portion of a Participant's Account attributable to his Before-Tax Contributions.

                  1.7 "Beneficiary" shall mean the person or legal entity designated by the Participant to receive benefits payable under the Plan after the Participant's death, or the personal or legal representative of a deceased Participant. If no Beneficiary is designated by the Participant or if no Beneficiary survives the Participant, the Beneficiary shall be the Participant's Spouse if the Participant has a surviving Spouse; otherwise the Beneficiary shall be the Participant's estate.

                  1.8 "Board of Directors" shall mean the Board of Directors of Pegasus Media & Communications, Inc.

                  1.9 "Break in Service" shall mean a 12-month period beginning on an Employee's Employment Date or Reemployment Date (as applicable) or an anniversary thereof during which the Employee does not complete more than 500 Hours of Service.

                  1.10 "Call Option" shall mean the Company's right to call Pegasus Stock in accordance with the document dated as of January 1, 1996, which document is incorporated herein by reference.

                  1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.12 "Company" shall mean Pegasus Media & Communications, Inc. and any other Participating Employer.

                  1.13 "Company Additional Contributions" shall mean those contributions made by the Company pursuant to Section 3.7.

                  1.14 "Company Account" shall mean the sub-account established for the portion of a Participant's Account attributable to Company Additional Contributions, Company Matching Contributions and Rollover Matching Contributions.

                  1.15 "Company Matching Contributions" shall mean those contributions made by the Company pursuant to Section 3.2.

                  1.16 "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued or indefinite duration. The permanence and degree of such impairment shall be supported by medical evidence satisfactory to the Savings Plan Committee.


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                  1.17 "Eligible Employee" shall mean an Employee of the Company except for --

                  (a) the Chief Executive Officer of Pegasus Communications Holdings, Inc.

                  (b) any Employee who is a member of a collective bargaining unit, unless the members of the unit are eligible to become Participants in the Plan pursuant to the terms of the unit's collective bargaining agreement with the Company;

                  (c) any Leased Employee; and

                  (d) any non-resident alien who receives no earned income (within the meaning of section 911(d)(2) of the Code) which constitutes United States source income (within the meaning of section 861(a)(3) of the Code).

                  1.18 "Employee" shall mean anyone employed by the Company or any other Affiliate and any Leased Employee.

                  1.19 "Employment Date" shall mean the date on which an Employee completes his first Hour of Service.

                  1.20 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  1.21 "Forfeitures" shall mean the non-vested portion of the Company Account that the Participant is not entitled to upon termination of employment.

                  1.22  "Hour of Service" shall mean --

                  (a) (1) An "Hour of Service" is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate.

                      (2) An "Hour of Service" is also each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence --

                                    (A) No more than 501 Hours of Service shall
                  be credited under this subsection (a)(2) to an Employee on account of any single continuous period (whether or not the period occurs in a single service computation period) during which the Employee performs no duties;

                                    (B) Hours of Service shall not be credited
                  under this subsection (a)(2) to an Employee for payments made or due under a plan maintained solely for the purpose of complying with

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                  any applicable workers' compensation, unemployment
                  compensation or disability insurance law;

                                    (C) Hours of Service shall not be credited
                  under this subsection (a)(2) to an Employee for any payment which solely reimburses him for medical or medically related expenses he has incurred; and

                                    (D) Hours of Service shall not be credited
                  under this subsection (a)(2) to an Employee for any payments made or due to him under this Plan or any other plan of deferred compensation which is maintained by an Affiliate.

                      (3) An "Hour of Service" is also each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate, provided that the same Hours of Service shall not be credited under subsection (a)(1) or subsection (a)(2) above and under this subsection (a)(3).

                  (b) Solely for the purpose of determining whether an Employee has incurred a Break in Service, "Hour of Service" shall also include the following hours --

                           (1) An Employee shall receive credit for each
                  additional hour which is part of his customary work week during which he is on an unpaid leave of absence authorized by an Affiliate under its standard personnel practices, provided the Employee resumes employment with an Affiliate upon the expiration of such leave.

                           (2) Effective for absences from work which begin on
                  or after January 1, 1985, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such Hours of Service cannot be determined, eight Hours of Service per day of such absence. The total number of hours treated as Hours of Service under this paragraph (2) for any absence from work for maternity or paternity reasons, when aggregated with any hours credited under any other provision of this Section which relate to the same absence, shall not exceed 501. An absence from work for maternity or paternity reasons means a continuous absence --

                                    (A) by reason of the pregnancy of the
                           Employee;

                                    (B) by reason of the birth of a child of the
                           Employee;

                                    (C) by reason of the placement of a child
                           with the Employee in connection with the adoption of the child by the Employee; or


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                                    (D) for purposes of caring for the child for
                           a period beginning immediately following such birth or placement.

                  The Hours of Service credited under this paragraph (2) shall be credited in the service computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that service computation period, or, in all other cases, in the following service computation period.

                  (c) In the case of a payment which is made or due on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under subsection (a)(2) above, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to a period described in subsection (a)(2) above, the number of Hours of Service to be credited shall be determined in accordance with the applicable regulations prescribed by the Secretary of Labor and set forth in 29 CFR ss. 2530.200b-2(b).

                  (d) Hours of Service described in subsections (a)(1), (a)(2) and (a)(3) above shall be credited to service computation periods in accordance with the applicable regulations prescribed by the Secretary of Labor and set forth in 29 CFR ss. 2530.200b-2(c).

                  (e) For purposes of determining Years of Vesting Service and eligibility for Company Matching Contributions and Company Additional Contributions, an Employee shall receive credit for Hours of Service with an Affiliate only to the extent that such Hours are completed during the period that the employer for whom the services are performed is an Affiliate.

                  1.23 "Investment Funds" shall mean the funds made available by the Savings Plan Committee under the Trust Fund pursuant to Section 5.2.

                  1.24 "Leased Employee" shall mean a leased employee of an Affiliate, within the meaning of section 414(n)(2) of the Code. Notwithstanding the foregoing, if all such leased employees constitute less than 20 percent of the nonhighly compensated work force (within the meaning of section 414(n)(5)(C)(ii) of the Code) of the Affiliates, the term "Leased Employee" shall not include any leased employee covered by a plan maintained by the employer of the leased employee described in section 414(n)(5) of the Code.

                  1.25 "Limitation Compensation" shall mean a Participant's Salary for a Limitation Year, except that (i) the $150,000 limit (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living pursuant to section 401(a)(17)(B) of the Code) shall be disregarded, and (ii) contributions (if any) made by the Company on behalf of the Participant, by salary reduction pursuant to the Participant's election, to an arrangement described in section 401(k) of the Code and to a "cafeteria plan" (as defined in section 125(d) of the Code) shall be excluded.

                  1.26  "Limitation Year" shall mean the Plan Year.

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                  1.27 "Location Cash Flow" shall mean income from Company
operations before management fees, depreciation, amortization (other than amortization of film contracts), and incentive compensation (including contributions under the Plan).

                  1.28  "Normal Retirement Age" shall mean age 65.

                  1.29 "Normal Retirement Date" shall mean the first day of the month coincident with or next following a Participant's attainment of Normal Retirement Age.

                  1.30 "Participant" shall mean an Eligible Employee who has met the requirements for participation in the Plan as provided in Article II, or a former Employee with an undistributed Vested Interest.

                  1.31 "Participating Employer" shall mean an Affiliate which has adopted the Plan and become a participating employer in the Plan pursuant to
Article XVII.

                  1.32 "Pegasus Stock" shall mean class B non-voting common stock of Pegasus Communications Holdings, Inc.

                  1.33 "Pegasus Stock Fund" shall mean the Investment Fund maintained by the Trustees within the Trust to hold Pegasus Stock pursuant to
Section 5.2.

                  1.34 "Plan" shall mean the Pegasus Communications Savings Plan, a profit sharing plan under section 401(a)(27) of the Code, as set forth in this document and as it may be amended from time to time.

                  1.35 "Plan Year" shall mean each 12-consecutive-month period commencing on January 1 and ending on December 31.

                  1.36 "Postponed Retirement Date" shall mean the first day of any calendar month after a Participant's Normal Retirement Date and coinciding with or first following his actual retirement from the Company and all Affiliates.

                  1.37 "Reemployment Date" shall mean the date on which an Employee completes his first Hour of Service following his most recent Break in Service.

                  1.38 "Right of First Refusal" shall mean the Company's right of first refusal with respect to Pegasus Stock in accordance with the document dated as of January 1, 1996, which document is incorporated herein by reference.

                  1.39 "Rollover Account" shall mean the sub-account established for the portion of a Participant's Account attributable to a rollover amount described in Section 3.12.


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                  1.40 "Rollover Matching Contributions" shall mean those
contributions made by the Company pursuant to Section 3.9.

                  1.41 "Salary" shall mean the amount reported for a Plan Year by the Company in Box 1 of the Participant's Form W-2 (Wage and Tax Statement) and any successor thereto. Such amount is described in more detail as follows: the sum of (i) a Participant's wages for the calendar year within the meaning of section 3401(a) of the Code, plus (ii) all other payments to the Participant by the Company (in the course of the Company's trade or business) for the calendar year, in both cases for which the Company is required to furnish the Participant a written statement under section 6041(d), 6051(a)(3), or 6052 of the Code. A Participant's Salary shall be determined without regard to any rules under section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

                  "Salary" shall also include contributions made by the Company on behalf of the Participant, by salary reduction pursuant to the Participant's election, (i) to an arrangement described in section 401(k) of the Code, and
(ii) to a "cafeteria plan" (as defined in section 125(d) of the Code).

                  The annual Salary of each Participant taken into account for determining all benefits provided under the Plan shall not exceed $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living pursuant to section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year shall apply to any period, not exceeding 12 months, beginning in such calendar year over which Salary is determined (the "determination period"). If a determination period consists of fewer than 12 months, the applicable limit (as adjusted) shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                  For purposes of the limit set forth above, the Salary of a Participant who is a "5-percent owner" (as defined in section 414(q)(1)(A) of the Code), or one of the 10 "highly compensated employees" (as defined in section 414(q) of the Code) paid the greatest remuneration during a Plan Year, shall include the Salary of each member of the Participant's "family," as provided in section 414(q)(6) of the Code, except that in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, the adjusted $150,000 limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each individual's Salary as determined under this Section prior to the application of the limit.

                  1.42 "Savings Plan Committee" shall mean the committee appointed to administer the Plan pursuant to Article XIII.

                  1.43 "Spouse" or "Surviving Spouse" shall mean the spouse or surviving spouse of a Participant, provided that a former spouse shall be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order (as defined in section 414(p) of the Code).


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                  1.44 "Trust Agreement" shall mean the agreement entered into between the Company and the Trustees to set up a trust to carry out the purposes of the Plan.

                  1.45 "Trustees" shall mean the Trustees appointed under the Trust Agreement.

                  1.46 "Trust Fund" shall mean the assets held in trust for Plan purposes under the Trust Agreement, including those invested in group annuity or insurance contracts.

                  1.47 "Valuation Date" shall mean the date as of which the Investment Funds are valued and Account balances determined under Article V, which shall be each business day.

                  1.48 "Vested Interest" shall mean the portion of a Participant's Account which is or has become nonforfeitable under Article VIII.

                  1.49 "Year of Eligibility Service" shall mean each successive 12-month period from an Employee's Employment or Reemployment Date during which he completes at least 1,000 Hours of Service. For purposes of determining Years of Eligibility Service, an Employee shall receive credit for an Hour of Service notwithstanding the fact that such Hour was completed with an employer prior to the date the employer became an Affiliate by acquisition or otherwise.

                  1.50 "Year of Vesting Service" shall mean each year from an Employee's Employment or Reemployment Date during which he completes at least 1,000 Hours of Service. All of an Employee's Years of Vesting Service shall be taken into account for purposes of determining his Vested Interest under the Plan, except that Years of Vesting Service completed before a Break in Service shall not be taken into account if the Employee had no Vested Interest when the Break in Service occurred, and if the number of consecutive Breaks in Service equals or exceeds the greater of (i) the number of his Years of Vesting Service prior to the Breaks in Service, or (ii) five years.

                  1.51 "Year Over Year Increase in Company-Wide Location Cash Flow" shall mean an amount determined as follows:

                  (a) In General. Except as provided in subsection (b) and subsection (c) below, the Year Over Year Increase in Company-Wide Location Cash Flow with respect to any year shall equal the excess of the Company-wide Location Cash Flow for such year over the Company-wide Location Cash Flow for the preceding year. The Year Over Year Increase in Company-Wide Location Cash Flow shall be determined on a pro forma basis by the Board of Directors or a committee thereof.

                  (b) Participating Employer Commences Participation. For purposes of determining the excess of the Company-wide Location Cash Flow for a year in which an employer first becomes a Participating Employer over the Company-wide Location Cash Flow for the preceding year, the Location Cash Flow attributable to such an employer in the year it first becomes a Participating

Employer shall not be taken into account. However, such Location Cash Flow shall be taken into account in determining the Year Over Year Increase in Company-Wide Location Cash Flow for the year after the year in which the employer first becomes a Participating Employer.

                  (c) Participating Employer Ceases Participation. With respect to an employer who ceases to be a Participating Employer, the Location Cash Flow attributable to such an employer in the year of such cessation and in the year preceding such cessation shall not be taken into account for purposes of determining (i) the excess of the Company-wide Location Cash Flow for the year of such cessation over the Company-wide Location Cash Flow for the year preceding such cessation, and (ii) the excess of the Company-wide Location Cash Flow for the year of such cessation over the Company-wide Location Cash Flow for the year immediately following such cessation.

                                   Article II

                          ELIGIBILITY AND PARTICIPATION

                  2.1 Eligibility. An Eligible Employee whose Employment Date is before January 1, 1996 shall become a Participant in the Plan on January 1, 1996. An Eligible Employee whose Employment Date is on or after January 1, 1996 shall become a Participant in the Plan on the first day of the first calendar quarter coincident with or next following the date he completes one Year of Eligibility Service.

                  2.2 Application to Make Contributions. An Eligible Employee who is scheduled to become a Participant under Section 2.1 shall complete a form provided by the Company in order --

                  (a) to authorize regular payroll reduction contributions and indicate the amounts under Article III;

                  (b) to make an Investment Fund designation(s) under Section
5.1;

                  (c) to name a Beneficiary under Section 7.1; and

                  (d) to establish a legally binding salary reduction agreement.

                  The form described above shall provide that if the Savings Plan Committee determines that all or any part of the amount elected by the Participant as Before-Tax Contributions may not be contributed to the Trust because of the limitations set forth in Article IV, the Company shall not be required to make such contributions to the Trust, and instead shall pay the amount which is not contributed directly to the Participant as additional taxable compensation. If a Participant is transferred to employment with the Company or an Affiliate which is not covered by the Plan, or if he separates from service, his salary reduction agreement shall automatically terminate.

                  The Participant's first Before-Tax Contributions deposit shall be made from the first payroll period beginning in the calendar quarter beginning after he submits the form described above, provided the form is received by the Savings Plan Committee or its delegate at least 15 calendar days before the first day of that calendar quarter.

                  The Savings Plan Committee shall keep, for each Participant, a Participant's Account showing his interest and other relevant data under the Plan and in the Trust Fund. Each Participant shall receive a written statement of his Account quarterly and upon any distribution to him. In keeping these Accounts, the Savings Plan Committee shall rely on the Trust Fund valuations under the terms of the Plan and Trust Agreement.

                  2.3 Rehired Employees. If an Employee (whether or not he has become a Participant) who has no Vested Interest terminates employment and incurs a Break in Service, and if the number of consecutive Breaks in Service equals or exceeds the greater of (i) the number of his Years of Eligibility Service prior to the Breaks in Service, or (ii) five years, then, in the event he is rehired, he shall be treated as a new Employee for all purposes of the Plan.

                  In all other cases where an Employee leaves the Company after becoming a Participant and is later rehired, he shall again become a Participant on his Reemployment Date and may make contributions under the Plan pursuant to
Section 2.2, treating his Reemployment Date as though it were the first day of a calendar quarter, provided the form described in Section 2.2 is received as part of his reemployment process.

                  In all other cases where an Employee leaves the Company before becoming a Participant and is later rehired, he shall become a Participant under the provisions of Section 2.1, counting his Year(s) of Eligibility Service (if any) completed before he left the Company.

                  2.4 Transfers

                  (a) Transfer from Covered Employment. If a Participant is transferred from employment as an Eligible Employee to other employment with the Company, or to employment with an Affiliate which has not adopted the Plan, he shall not thereby incur a Break in Service, and his subsequent Years of Vesting Service with the Company shall be taken into account for purposes of vesting in his Company Account which he accrued under the Plan prior to the transfer; but he shall not be entitled to have any additional contributions made on his behalf to his Account under the Plan after the transfer.

                  (b) Transfer to Covered Employment. If an Employee is transferred from employment with the Company which is not covered by the Plan, or from employment with an Affiliate which has not adopted the Plan, to employment as an Eligible Employee, his Years of Eligibility Service prior to such transfer shall be taken into account in determining his eligibility to participate. If such transferred Employee satisfies the service requirements of this Article, he shall commence participation in the Plan immediately upon his transfer to employment as an Eligible Employee.

                  2.5 Leased Employees. Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Highly Compensated Employees (as defined in Section 4.1) and for purposes of the pension requirements of section 414(n)(3) of the Code, the employees of the Company and Affiliates shall include Leased Employees. However, a Leased Employee shall not become a Participant of, or accrue benefits under, the Plan.


                                   Article III

                     CONTRIBUTIONS TO PARTICIPANTS' ACCOUNTS

                  3.1 Amount of Before-Tax Contributions. Effective as of the February 15, 1996 payday, each Participant may direct the Company to make Before-Tax Contributions on his behalf by notifying the Company pursuant to
Section 2.2 and authorizing the reduction of his Salary by a whole percentage of two percent to a maximum of six percent. Before-Tax Contributions shall be subject to the limitations of Article IV. The Before-Tax Contributions shall be credited to the Participant's Before-Tax Contributions Account.

                  3.2 Company Matching Contributions

                  (a) Participants Eligible for Company Matching Contributions. Company Matching Contributions to the Plan for a Plan Year shall be made on behalf of each Participant (i) who has authorized contributions under Section
3.1 and who has elected under Section 5.1 that all or any part of his Before-Tax Contributions for the Plan Year be invested in the Pegasus Stock Fund at the time of their initial contribution to the Plan, (ii) who in the Plan Year completed 1,000 or more Hours of Service for the Company, and (iii) who was an Employee of the Company on the last day of the Plan Year. Notwithstanding the preceding clauses (ii) and (iii), a Participant or his Beneficiary, as the case may be, shall be entitled to a Company Matching Contribution on his behalf for the Plan Year in which the Participant's employment terminates on or after his Normal Retirement Date, terminates because of death, or terminates by reason of Disability, regardless of whether the Participant was an Employee of the Company on the last day of the Plan Year.

                  (b) Amount and Form of Company Matching Contributions

                      (1) Amount. The Company shall contribute to the Trust -- on behalf of each Participant who has authorized Before-Tax Contributions under
Section 3.1 -- an amount that, at the time of contribution, equals 100 percent of the cash amount of such Before-Tax Contributions that are, pursuant to the Participant's election under Section 5.1, invested in the Pegasus Stock Fund at the time of their initial contribution to the Plan. Past Before-Tax Contributions that are reapportioned from another Investment Fund to the Pegasus Stock Fund and current Before-Tax Contributions that are initially invested in an Investment Fund other than the Pegasus Stock Fund shall not be matched by the Company to any extent. Company contributions made pursuant to this subsection
(b) shall be reduced by Forfeitures.

                      (2) Form. Company Matching Contributions shall be made either in the form of Pegasus Stock or in cash and used to purchase Pegasus Stock, and shall be credited to the Participant's Company Account. If made in Pegasus Stock, the value of such Pegasus Stock at the time of contribution shall equal the cash amount of the Participant's Before-Tax Contributions that are described in the first sentence of paragraph (1) above. Company Matching Contributions shall be held in the Pegasus Stock Fund, and shall be subject to the limitations of Section 4.3.

                  (c) Time of Contributions. The Company Matching Contributions for each Plan Year shall be paid to the Trustees no later than the due date (including extensions of time) for filing the Company's federal income tax return for the Company's taxable year coincident with the Plan Year.

                  3.3 Savings Plan Committee Alternatives. The Savings Plan Committee shall monitor periodically the level of Participants' Before-Tax Contributions to lessen the likelihood of a violation of the limitations of
Section 4.2. If the Savings Plan Committee determines that on the basis of current levels of Before-Tax Contributions, the limitations of Section 4.2 would be violated for any Plan Year, the Savings Plan Committee may make such adjustments for the remainder of the Plan Year in the percentage of one or more Participants' Salary that can be designated as Before-Tax Contributions as the Savings Plan Committee in its discretion deems necessary to prevent such a violation.

                  3.4 Change in Amount of Before-Tax Contributions. Once a calendar quarter, a Participant may change the amount of his Before-Tax Contributions by giving 15 days' written notice to the Company before the start of the calendar quarter when the change will be effective.

                  3.5 Suspension of Before-Tax Contributions. Once a calendar quarter, a Participant may suspend his Before-Tax Contributions, by giving 15 days' prior written notice to the Company.

                  3.6 Resumption of Before-Tax Contributions. A Participant whose Before-Tax Contributions have been suspended under Section 3.5 may resume making Before-Tax Contributions effective the first payroll period beginning in any calendar quarter by giving 15 days' written notice to the Company before the start of the calendar quarter when the resumption will be effective.

                  3.7 Company Additional Contributions

                  (a) Amount. The Company may, in the sole discretion of its Board of Directors, contribute to the Plan, for each Plan Year, a percentage of the Year Over Year Increase in Company-Wide Location Cash Flow. The amount of the Company's contribution to the Plan shall be determined for such Plan Year by the Board of Directors or a Committee thereof. However, the amount of Company Additional Contributions for any Plan Year shall not exceed the lesser of --

                      (1) the amount allowable as a deduction for computing federal income tax under the applicable provisions of the Code for the Company's taxable year which includes the last day of such Plan Year; or

                      (2) the limitations of Section 4.7.

                  (b) Time of Contributions. Company Additional Contributions (if any) for any Plan Year shall be paid to the Trustees no later than the due date (including extensions of time) for filing the Company's federal income tax return for the Company's taxable year coincident with the Plan Year.

                  3.8 Allocation of Company Additional Contributions

                  (a) Participants Entitled to Allocation. Company Additional Contributions to the Plan for a Plan Year shall be allocated to the Company Account of each Participant (i) who in the Plan Year completed 1,000 or more Hours of Service for the Company, and (ii) who was an Employee of the Company on the last day of the Plan Year. Notwithstanding the preceding clause (ii), a Participant or his Beneficiary, as the case may be, shall be entitled to an allocation for the Plan Year in which the Participant's employment terminates on or after his Normal Retirement Date, or because of death or by reason of Disability, regardless of whether the Participant was an Employee of the Company on the last day of the Plan Year.

                  (b) Allocation Method. As of December 31 of each Plan Year for which the Company makes Company Additional Contributions, such Company Additional Contributions shall be allocated to the Company Account of each Participant entitled to an allocation for the Plan Year under subsection (a) above in the same proportion that the Participant's Salary for the Plan Year bears to the total Salary of all Participants entitled to an allocation for the Plan Year.

                  3.9 Rollover Matching Contributions

                  (a) Participants Eligible for Rollover Matching Contributions. Rollover Matching Contributions to the Plan for a Plan Year shall be made on behalf of each Nonhighly Compensated Employee (as defined in Section 4.1(r)) (i) who has made a rollover contribution (as defined in Section 3.12(b)) in such Plan Year, (ii) who has elected under Section 5.1 that all or any part of such rollover contribution be invested in the Pegasus Stock Fund at the time of initial contribution to the Plan, (iii) who in the Plan Year completed 1,000 or more Hours of Service for the Company, and (iv) who was an Employee of the Company on the last day of the Plan Year. Notwithstanding the preceding clauses
(iii) and (iv), a Participant or his Beneficiary, as the case may be, shall be entitled to a Rollover Matching Contribution on his behalf for the Plan Year in which the Participant's employment terminates on or after his Normal Retirement Date, terminates because of death, or terminates by reason of Disability, regardless of whether the Participant was an Employee of the Company on the last day of the Plan Year.

                  (b) Amount and Form of Rollover Matching Contributions

                      (1) Amount. The Company shall contribute to the Trust -- on behalf of each Participant who has made a rollover contribution (as defined in Section 3.12(b)) and is entitled to a Rollover Matching Contribution under subsection (a) above -- an amount that, at the time of contribution, equals 100 percent of the cash amount of such rollover contribution that is, pursuant to the Participant's election under Section 5.1, invested in the Pegasus Stock Fund at the time of initial contribution to the Plan. However, the amount of Rollover Matching Contributions for any Plan Year shall not exceed the lesser of --

                           (A) the amount allowable as a deduction for computing
                  federal income tax under the applicable provisions of the Code for the Company's taxable year which includes the last day of such Plan Year; or

                           (B) the limitations of Section 4.7.

Past rollover contributions that are reapportioned from another Investment Fund to the Pegasus Stock Fund and current rollover contributions that are initially invested in an Investment Fund other than the Pegasus Stock Fund shall not be matched by the Company to any extent. Company contributions made pursuant to this subsection (b) shall be reduced by Forfeitures.

                      (2) Form. Rollover Matching Contributions shall be made either in the form of Pegasus Stock or in cash and used to purchase Pegasus Stock, and shall be credited to the Participant's Company Account. If made in Pegasus Stock, the value of such Pegasus Stock at the time of contribution shall equal the cash amount of the Participant's rollover contribution that is described in the first sentence of paragraph (1) above.

                  (c) Time of Contributions. The Rollover Matching Contributions for each Plan Year shall be paid to the Trustees no later than the due date (including extensions of time) for filing the Company's federal income tax return for the Company's taxable year coincident with the Plan Year.

                  3.10 Return of Contributions to Company. All contributions made hereto and income derived from assets held hereunder are held in trust for the benefit of Participants and their Beneficiaries. It shall be impossible at any time for any part of the corpus or income of the Plan to be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries, except --

                  (a) If the Internal Revenue Service initially determines that the Plan, as applied to any Participating Employer, does not meet the requirements of a "qualified plan" under section 401(a) of the Code, the assets of the Trust Fund attributable to contributions made by that employer under the Plan shall be returned to that employer within one year of the date of denial of qualification of the Plan as applied to that employer.

                  (b) Any contribution made to this Plan by the Company because of a mistake of fact may be returned to the Company within one year after such contribution is made.

                  (c) All contributions made hereto are conditioned on deductibility by the Company for its federal income tax purposes and, to the extent such deduction is disallowed by the Internal Revenue Service, the amount disallowed may be returned to the Company within one year after such disallowance.

                  3.11 Paid Leave of Absence. If a Participant is on a paid leave of absence, he may either continue to make Before-Tax Contributions or suspend such Contributions during his absence.

                  3.12 Rollover Contributions and Direct Transfers

                  (a) Crediting of Rollover Contributions. A "rollover contribution" (as defined in subsection (b) below) may be made by or on behalf of any Participant, with the approval of the Savings Plan Committee. The Trustee shall credit the amount of any rollover contribution to the Participant's Rollover Account, a separate sub-account established by the Trustee in the Participant's Account, as of the date the rollover contribution is made. A rollover contribution shall be fully vested on the date of contribution. The limitations of Section 4.7 shall not apply to rollover contributions. All rollover contributions shall be in cash and/or other property acceptable to the Trustee.

                  (b) Definition of "Rollover Contribution." The term "rollover contribution" shall mean (i) the contribution of an "eligible rollover distribution" (as defined in Section 9.7(b)(1)) to the Trustee by a Participant on or before the 60th day immediately following the day the contributing Participant receives the eligible rollover distribution, or (ii) the direct payment of an eligible rollover distribution from a qualified trust described in section 401(a) of the Code to the Trustee, pursuant to section 401(a)(31) of the Code.

                  (c) Direct Transfers Otherwise Prohibited. Except as otherwise provided in this Section, no direct transfers to the Plan shall be permitted.

                  3.13 Vesting and Distribution of Rollover Account

                  (a) A Participant shall be fully vested at all times in his Rollover Account.

                  (b) A Participant's Rollover Account shall be distributed as otherwise provided under the Plan.

                  3.14 Profits Not Required. The Company shall make payment of Before-Tax Contributions, Company Matching Contributions, Company Additional Contributions, and Rollover Matching Contributions without regard to its current or accumulated earnings and profits.

                                   Article IV

                          LIMITATIONS ON CONTRIBUTIONS

                  4.1 Definitions. The following definitions shall apply for purposes of this Article --

                  (a) "Actual Contribution Percentage" shall mean the average (expressed as a percentage) of the Actual Contribution Ratios of the Eligible Participants in a group. The Actual Contribution Percentage shall be calculated to the nearest 1/100 of one percent.

                  (b) "Actual Contribution Ratio" shall mean the ratio (expressed as a percentage) of the sum of the Contribution Amounts under the Plan on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Salary for the Plan Year. An Eligible Participant's Actual Contribution Ratio shall be calculated to the nearest 1/100 of one percent.

                  (c) "Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Ratios of the Eligible Participants in a group. The Actual Deferral Percentage shall be calculated to the nearest 1/100 of one percent.

                  (d) "Actual Deferral Ratio" shall mean the ratio (expressed as a percentage) of the Deferral Amounts on behalf of an Eligible Participant for the Plan Year to the Eligible Participant's Salary for the Plan Year. An Eligible Participant's Actual Deferral Ratio shall be calculated to the nearest 1/100 of one percent.

                  (e) "Annual Addition" shall mean the amount allocated to a Participant's Account for a Limitation Year that consists of (i) Company Matching Contributions, (ii) Company Additional Contributions, (iii) Before-Tax Contributions (other than Excess Deferrals distributed pursuant to Section 4.4),
(iv) Rollover Matching Contributions, (v) Forfeitures, and (vi) amounts described in sections 415(l)(1) and 419A(d)(2) of the Code.

                  (f) "Contribution Amounts" shall mean the Company Matching Contributions, other than those forfeited under Section 4.4(a) or Section 4.5(a), made with respect to an Eligible Participant in a Plan Year. Rollover Matching Contributions shall not be taken into consideration in determining Contribution Amounts.

                  (g) "Deferral Amounts" shall mean the Before-Tax Contributions made with respect to an Eligible Participant in a Plan Year.

                  (h) "Defined Contribution Dollar Limitation" shall mean $30,000, as adjusted by the Secretary of the Treasury pursuant to section 415(d) of the Code.

                  (i) "Determination Year" means the Plan Year for which a determination of which Employees are Highly Compensated Employees is being made.

                  (j) "Eligible Participant" shall mean an Employee who has met the eligibility requirements of Article II and who is eligible to have Before-Tax Contributions made to the Plan on his behalf for the Plan Year and, should he elect to have Before-Tax Contributions made to the Plan on his behalf initially invested in the Pegasus Stock Fund, to have Company Matching Contributions allocated to his Company Account for the Plan Year.

                  (k) "Excess Aggregate Contributions" shall mean the amount described in section 401(m)(6)(B) of the Code.

                  (l) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of --

                      (1) the aggregate Deferral Amounts of Highly Compensated Employees for such Plan Year, over

                      (2) the maximum amount of Before-Tax Contributions permitted by the Actual Deferral Percentage test under Section 4.2(b) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of Actual Deferral Ratios, beginning with the highest of such Ratios).

                  (m) "Excess Deferrals" shall mean the Before-Tax Contributions for a calendar year that the Participant allocates to this Plan pursuant to the claims procedure set forth in Section 4.4(b).

                  (n) "Family Member" shall mean an Employee who is, during a particular Determination Year or Look-Back Year, a spouse or lineal ascendant or descendent, or the spouse of the lineal ascendant or descendent, of either --

                      (1) a five percent owner who is an active or former Employee, or

                      (2) a Highly Compensated Employee who is one of the 10 most highly paid Employees ranked on the basis of Salary paid by the Affiliates during the applicable year.

                  (o) "Highly Compensated Employee" shall mean an Employee described in either paragraph (1) below or paragraph (2) below.

                      (1) Look-Back Year. An Employee is a Highly Compensated Employee if the Employee performs services during the Determination Year and the Employee --

                          (A) was a five percent owner (as defined in section
416(i) of the Code) at any time during the Look-Back Year;

                          (B) received "compensation" (as defined in section
414(q)(7) of the Code) in excess of $75,000, multiplied by the Adjustment Factor, during the Look-Back Year;

                          (C) received "compensation" (as defined in section
414(q)(7) of the Code) in excess of $50,000, multiplied by the Adjustment Factor, during the Look-Back Year and was a member of the top 20 percent of the Employees (excluding Employees described in section 414(q)(8) of the Code) when ranked on the basis of compensation for the Look-Back Year; or

                          (D) was an Includible Officer during the Look-Back
Year.

                          (2) Determination Year. An Employee is a Highly
Compensated Employee if the Employee performs services during the Determination Year and the Employee --

                              (A) is a five percent owner at any time during the
Determination Year; or

                              (B) (i) is described in paragraph (1)(B) above,
paragraph (1)(C) above, or paragraph (1)(D) above when applied to the Determination Year and (ii) is one of the 100 Employees who receives the most "compensation" (as defined in section 414(q)(7) of the Code) from the Affiliates during the Determination Year.

                          (3) Calendar Year Calculation Election.
Notwithstanding the definition of "Look-Back Year," the Savings Plan Committee may elect for any Plan Year that both the Determination Year and the Look-Back Year shall be the Plan Year (i.e., the calendar year) for which the determination is being made, in accordance with Treas. Reg. ss. 1.414(q)-1T Q&A-14(b). The election made by the Savings Plan Committee with respect to this Plan for any Plan Year must apply with respect to all plans, entities, and arrangements of the Affiliates.

                          (4) Code and Regulations. The determination of who is
a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top 20 percent, the top 100 Employees, the number of Employees treated as Includible Officers and the compensation that is considered, shall be made pursuant to section 414(q) of the Code and the regulations issued thereunder.

                  (p) "Includible Officer" means an Employee who (i) is an officer (within the meaning of section 416(i) of the Code) of any Affiliate at any time during the Determination Year or Look-Back Year (as applicable) and
(ii) receives "compensation" (as defined in section 414(q)(7) of the Code) from the Affiliates during the applicable year that is greater than 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code for the calendar year in which the Determination Year or Look-Back Year begins. No more than 50 Employees (or, if less, the greater of three Employees or 10 percent of the Employees) shall be treated as Includible Officers. For purposes of the preceding sentence, Employees described in section 414(q)(8) of the Code shall not be taken into account. When no officer has compensation greater than the amount set forth above, the highest paid officer shall be treated as an Includible Officer.

                  (q) "Look-Back Year" means the 12-month period immediately preceding the Determination Year.

                  (r) "Nonhighly Compensated Employee" shall mean an Employee who is neither a Highly Compensated Employee nor a Family Member.


                  4.2 Limitation on Before-Tax Contributions

                  (a) Maximum Amount of Before-Tax Contributions. The amount of a Participant's Before-Tax Contributions during any calendar year, when added to the "elective deferrals" (within the meaning of Treas. Reg. ss. 1.402(g)-1(b)) on behalf of the Participant under all other plans, contracts or arrangements of the Company or any Affiliate, shall not exceed $7,000 (as adjusted pursuant to section 402(g)(5) of the Code).

                  (b) Actual Deferral Percentage Test. The Before-Tax Contributions of the Eligible Participants shall meet at least one of the following two tests --

                      (1) The Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25.

                      (2) The Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two, provided that the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two percentage points, or, in conjunction with the Actual Contribution Percentage test under Section 4.3(a), by such lesser amount as prescribed under Treas. Reg. ss. 1.401(m)-2 or any successor thereto to prevent the multiple use of this alternative limit. If, however, a multiple use of this alternative limit occurs, the multiple use shall be corrected by reducing either the Actual Deferral Percentage or the Actual Contribution Percentage (at the Savings Plan Committee's election) of Eligible Participants who are Highly Compensated Employees in the manner described in Section 4.5 or 4.6, respectively.

                  (c) Special Rules

                      (1) For purposes of this Section, the Actual Deferral Ratio for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferrals allocated to his account under two or more plans or arrangements described in section 401(k) of the Code that are maintained by the Company or an Affiliate shall be determined as if all such elective deferrals were made under a single plan or arrangement. However, plans or arrangements that are not permitted to be aggregated under Treas. Reg. ss. 1.401(k)-1(b)(3)(ii)(B) are not aggregated for this purpose. If a Highly Compensated Employee participates in two or more plans or arrangements that must be aggregated under this paragraph (1), but that have different plan years, his Actual Deferral Ratio shall be calculated by treating all plans or arrangements whose plan years end with or within the same calendar year as a single plan or arrangement.

                      (2) In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4), or 410(b) (other than section 410(b)(2)(A)(ii)) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Ratios of Eligible Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same plan year.

                      (3) If an Eligible Participant who is a Highly Compensated Employee is subject to the family aggregation rules of section 414(q)(6) of the Code, the combined Actual Deferral Ratio for the family group (which is treated as one Highly Compensated Employee) shall be determined by combining the Before-Tax Contributions and Salary of all Family Members who are Eligible Participants, and the Family Members shall be disregarded in determining the Actual Deferral Ratio for Eligible Participants who are Nonhighly Compensated Employees. If an Employee is required to be aggregated as a member of more than one family group, all Eligible Participants who are members of those family groups that include such Employee shall be treated as one family group.

                      (4) A Before-Tax Contribution shall be taken into account under subsection (b) above for a Plan Year only if it relates to Salary that would have been received by the Eligible Participant in the Plan Year, but for the Eligible Participant's election to defer a portion of his Salary under
Section 3.1.

                      (5) A Before-Tax Contribution shall be taken into account under subsection (b) above for a Plan Year only if it is allocated to the Eligible Participant's Account as of a date within that Plan Year. For this purpose, a Before-Tax Contribution shall be considered allocated as of a date within the Plan Year if the allocation is not contingent on participation in the Plan or the performance of services after the date and the Before-Tax Contribution is actually paid to the Trust Fund no later than 12 months after the end of the Plan Year to which the Before-Tax Contribution relates.

                      (6) The determination and treatment of the Before-Tax Contributions and Actual Deferral Ratio of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  4.3 Limitations on Company Matching Contributions

                  (a) Actual Contribution Percentage Test. The Company Matching Contributions of the Eligible Participants shall meet at least one of the following two tests --

                      (1) The Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25.

                      (2) The Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by two, provided that the Actual Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees by more than two percentage points, or, in conjunction with the Actual Deferral Percentage test under Section 4.2(b), by such lesser amount as prescribed under Treas. Reg. ss. 1.401(m)-2 or any successor thereto to prevent the multiple use of this alternative limit. If, however, a multiple use of this alternative limit occurs, the multiple use shall be corrected by reducing either the Actual Deferral Percentage or the Actual Contribution Percentage (at the Savings Plan Committee's election) of Eligible Participants who are Highly Compensated Employees in the manner described in Section 4.5 or 4.6, respectively.

                  (b) Special Rules

                      (1) For purposes of this Section, the Actual Contribution Ratio for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make after-tax contributions, or to have matching contributions allocated to his account, under two or more plans described in section 401(a) of the Code that are maintained by the Company or an Affiliate shall be determined as if all such after-tax and matching contributions were made under a single plan. However, plans that are not permitted to be aggregated under Treas. Reg. ss. 1.401(m)-1(f)(1)(ii)(B) are not aggregated for this purpose. If a Highly Compensated Employee participates in two or more plans that must be aggregated under this paragraph (1), but that have different Plan Years, his Actual Contribution Ratio shall be calculated by treating all such plans whose plan years end with or within the same calendar year as a single plan.

                      (2) In the event that this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Contribution Ratios of Eligible Participants as if all such plans were a single plan.

                      (3) If an Eligible Participant who is a Highly Compensated Employee is subject to the family aggregation rules of section 414(q)(6) of the Code, the combined Actual Contribution Ratio for the family group (which is treated as one Highly Compensated Employee) shall be the Actual Contribution Ratio determined by combining the Company Matching Contributions and Salary of all Family Members who are Eligible Participants. If an Employee is required to be aggregated as a member of more than one family group, all Eligible Participants who are members of those family groups that include such Employee shall be treated as one family group.

                      (4) A Company Matching Contribution shall be taken into account under subsection (a) above for a Plan Year only if it is (i) made on account of the Eligible Participant's Before-Tax Contributions for the Plan Year, (ii) allocated to the Eligible Participant's Account during the Plan Year, and (iii) paid to the Trust Fund on or before the last day of the 12th month following the end of the Plan Year.

                      (5) The determination and treatment of the Actual Contribution Ratio of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                  4.4 Distribution of Excess Deferrals

                  (a) In General. Notwithstanding any other provision of the Plan, Excess Deferrals plus any income and minus any loss allocable thereto, to the extent of the Participant's non-matched Before-Tax Contributions plus any income and minus any loss allocable thereto, shall be distributed no later than April 15, 1997, and each April 15 thereafter to Participants who claim allocable Excess Deferrals for the preceding calendar year. To the extent (if any) that a Participant's Excess Deferrals for a Plan Year exceed the amount of his non-matched Before-Tax Contributions for such Plan Year, such Participant's matched Before-Tax Contributions, to the extent of such excess, plus any income and minus any loss allocable thereto, shall be distributed to such Participant within the period described above. In the event any matched Before-Tax Contributions are distributed under this subsection (a), Company Matching Contributions made with respect to such Before-Tax Contributions shall be forfeited and used to reduce Company Matching Contributions. Excess Deferrals distributed under the Plan are not to be disregarded as Annual Additions merely because they are Excess Deferrals or are distributed. Company Matching Contributions forfeited under this subsection (a) shall not be taken into account under Section 4.3(a).

                  (b) Claims. A Participant's claim shall be in writing; shall be submitted to the Savings Plan Committee no later than the March 1 immediately following the taxable year for which the Excess Deferrals were made; shall specify the Participant's Excess Deferrals for the preceding calendar year (which shall in no event exceed the Participant's Before-Tax Contributions for that calendar year); and shall be accompanied by the Participant's written statement that if the Excess Deferrals are not distributed, they, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k), and 403(b) of the Code for such calendar year, exceed the limit imposed on the Participant by section 402(g) of the Code for the year in which the Deferrals occurred. To the extent any Participant has Excess Deferrals taking into account only the Excess Deferrals made to this Plan, he shall be deemed to have submitted the claim described in this subsection (b).

                  (c) Determination of Income or Loss. A Participant's Excess Deferrals shall be adjusted for income or loss to the earlier of the date of distribution or December 31 of the taxable year for which the Excess Deferrals were deferred. The income or loss allocable to the Excess Deferrals is the income or loss allocable to the Participant's Before-Tax Contributions Account for the taxable year multiplied by a fraction; the numerator of the fraction is the Participant's Excess Deferrals for the year and the denominator of the fraction is the Participant's Account balance attributable to Before-Tax Contributions as of the last day of the taxable year reduced by any gains and increased by any losses allocable to his Before-Tax Contributions Account during the taxable year.

                  (d) Accounting for Excess Deferrals. Excess Deferrals distributed under this Section shall be distributed from the Participant's Before-Tax Contributions Account.

                  4.5 Distribution of Excess Contributions

                  (a) In General. Notwithstanding any other provision of the Plan, Excess Contributions plus any income and minus any loss allocable thereto, to the extent of the Participant's non-matched Before-Tax Contributions plus any income and minus any loss allocable thereto, shall be distributed within the 12-month period beginning on the earlier of (i) the last day of the Plan Year for which such Excess Contributions were made or (ii) the date of the complete termination of the Plan, to Participants on whose behalf the Excess Contributions were made for such Plan Year. To the extent (if any) that a Participant's Excess Contributions for a Plan Year exceed the amount of his non-matched Before-Tax Contributions for such Plan Year, such Participant's matched Before-Tax Contributions, to the extent of such excess, plus any income and minus any loss allocable thereto, shall be distributed to such Participant within the period described above. In the event any matched Before-Tax Contributions are distributed under this subsection (a), Company Matching Contributions made with respect to such Before-Tax Contributions shall be forfeited and used to reduce Company Matching Contributions. Company Matching Contributions forfeited under this subsection (a) shall not be taken into account under Section 4.3(a). (If the Excess Contributions are not distributed on or before the first March 15 after the last day of the Plan Year for which the Excess Contributions were made, the Company will be subject to a 10 percent excise tax under section 4979 of the Code with respect to the Excess Contributions.) Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations issued under that section.

                  (b) Determination of Excess Contributions. The amount of Excess Contributions for a Highly Compensated Employee shall be determined in the following manner. First, the Actual Deferral Ratio ("ADR") of the Highly Compensated Employee(s) with the highest ADR shall be reduced to the extent necessary to satisfy Section 4.2(b) or to cause such ADR to equal the ADR of the Highly Compensated Employee(s) with the next highest ADR. Second, this process shall be repeated until Section 4.2(b) is satisfied. The amount of Excess Contributions for a Highly Compensated Employee equals the total of Before-Tax Contributions taken into account under Section 4.2(b) minus the product of the Highly Compensated Employee's reduced ADR as determined in this subsection (b) and the Highly Compensated Employee's Salary.

                  (c) Determination of Income or Loss. A Participant's Excess Contributions shall be adjusted for income or loss to the last day of the Plan Year for which the Excess Contributions were made. The income or loss allocable to a Participant's Excess Contributions is the income or loss allocable to the Participant's Deferral Amounts for the Plan Year multiplied by a fraction; the numerator of the fraction is the Participant's Excess Contributions for the Plan Year and the denominator of the fraction is the Participant's Account balance attributable to Deferral Amounts as of the last day of the Plan Year, reduced by any gains and increased by any losses allocable to his Account balance attributable to Deferral Amounts during the Plan Year.

                  (d) Accounting for Excess Contributions. Excess Contributions shall be distributed from the Participant's Before-Tax Contributions Account in proportion to the Participant's Before-Tax Contributions.

                  (e) Reduction for Excess Deferrals Distributed. The Excess Contributions which would otherwise be distributed under this Section shall be reduced, pursuant to Treas. Reg. ss. 1.401(k)-1(f)(5), by the amount of Excess Deferrals distributed to the Participant under Section 4.4 for the calendar year ending with or within the Plan Year.

                  4.6 Forfeiture or Distribution of Excess Aggregate
Contributions

                  (a) In General. Excess Aggregate Contributions plus any income and minus any loss allocable thereto shall be forfeited, if otherwise forfeitable under the terms of this Plan, or if not forfeitable, distributed, within the 12-month period beginning on the earlier of (i) the last day of the Plan Year for which such Excess Aggregate Contributions were made or (ii) the date of the complete termination of the Plan, to Participants on whose behalf the Excess Aggregate Contributions were made for such Plan Year. (If the Excess Aggregate Contributions are not distributed on or before the first March 15 after the last day of the Plan Year for which the Excess Aggregate Contributions were made, the Company will be subject to a 10 percent excise tax under section 4979 of the Code with respect to the Excess Aggregate Contributions.) Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations issued under that section.

                  (b) Determination of Excess Aggregate Contributions. The amount of Excess Aggregate Contributions for a Highly Compensated Employee shall be determined in the following manner. First, the Actual Contribution Ratio ("ACR") of the Highly Compensated Employee(s) with the highest ACR shall be reduced to the extent necessary to satisfy Section 4.3 or to cause such ACR to equal the ACR of the Highly Compensated Employee(s) with the next highest ACR. Second, this process shall be repeated until Section 4.3 is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Employee shall equal the total of his Contribution Amounts less the product of such Highly Compensated Employee's reduced ACR as determined under this subsection (b) multiplied by his Salary.

                  (c) Determination of Income or Loss. A Participant's Excess Aggregate Contributions shall be adjusted for income or loss to the last day of the Plan Year for which the Excess Aggregate Contributions were made. The income or loss allocable to a Participant's Excess Aggregate Contributions shall be the income or loss allocable to the Participant's Contribution Amounts for the Plan Year multiplied by a fraction; the numerator of the fraction is the Participant's Excess Aggregate Contributions for the Plan Year and the denominator of the fraction is the Participant's Account balance attributable to Contribution Amounts as of the last day of the Plan Year, reduced by any gains and increased by any losses allocable to his Account balance attributable to Contribution Amounts.

                  (d) Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions forfeited or distributed under this Section shall be treated as distributions of the Participant's Company Matching Contributions for the Plan Year.

                  (e) Allocation of Forfeitures. Amounts forfeited by Highly Compensated Employees under this Section --

                      (1) shall be treated as Annual Additions under Section
4.7;

                      (2) shall be applied to reduce Company Matching Contributions; and

                      (3) shall not be allocated to the account of any Highly Compensated Employee.

                  (f) Ordering Rules. The determination of Excess Aggregate Contributions shall be made after first determining the Excess Deferrals, and then determining the Excess Contributions.

                  4.7 Limitation on Annual Additions to Participants' Accounts

                  (a) Maximum Annual Addition

                  The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of --

                      (1) the Defined Contribution Dollar Limitation, or

                      (2) 25 percent of the Participant's Limitation
Compensation.

                  (b) Limitation Re Pension Plan. If a Participant in this Plan is, or was at any time, also a participant in any tax-qualified defined benefit plan maintained by an Affiliate, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, described in paragraphs (1) and (2) below, with respect to such Participant for any Limitation Year shall not exceed
1.0. If the sum of the Defined Benefit Plan Fraction and the

Defined Contribution Plan Fraction with respect to any Participant for any Limitation Year would otherwise exceed 1.0, the Participant's annual benefit under such defined benefit plan shall be reduced to the extent necessary to comply with such 1.0 limit.

                      (1) The Defined Benefit Plan Fraction for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Participant under any tax-qualified defined benefit plan maintained by an Affiliate (determined as of the end of the Limitation Year), and the denominator of which is the lesser of --

                          (A) the product of 1.25 multiplied by the dollar
limitation in effect under section 415(b)(1)(A) of the Code for such Limitation Year; or

                          (B) the product of 1.4 multiplied by the amount which
may be taken into account under section 415(b)(1)(B) of the Code with respect to such Participant for such Limitation Year.

For purposes of this paragraph (1), a Participant's projected annual benefit shall be calculated under the tax-qualified defined benefit plan on the assumptions that he remains in the service of the Company until his "Normal Retirement Date" (as defined in such defined benefit plan) (or his current age, if that is later), that his compensation continues at the same rate as in the Limitation Year the projection is being made, and that all other factors used to determine benefits under such defined benefit plan remain the same as in the Limitation Year the projection is being made.

                      (2) The Defined Contribution Plan Fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under this Plan for such Limitation Year and for all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such Limitation Year and for each prior year of service with the Affiliates --

                          (A) the product of 1.25 multiplied by the dollar
limitation in effect under section 415(c)(1)(A) of the Code for such Limitation Year; or

                          (B) 35 percent of the Participant's Limitation
Compensation for such Limitation Year.

                  (c) Aggregation Rules. For purposes of applying the limitations of subsection (a) and subsection (b) above, applicable to a Participant for a particular Limitation Year --

                      (1) All tax-qualified defined benefit plans ever maintained by the Company shall be treated as one defined benefit plan; and all tax-qualified defined contribution plans ever maintained by the Company shall be treated as one defined contribution plan; and

                      (2) Any tax-qualified defined benefit plan or tax-qualified defined contribution plan maintained by any Affiliate shall be deemed to be maintained by the Company.

                  4.8 Disposition of Excess Annual Additions

                  (a) Determination of Estimated Limitation Compensation. Prior to the determination of the Participant's actual Limitation Compensation for a Limitation Year, the maximum Annual Additions may be determined on the basis of the Participant's estimated annual Limitation Compensation for such Limitation Year. Such estimated annual Limitation Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Company contributions (including any Before-Tax Contributions) based on estimated annual Limitation Compensation shall be reduced by any excess Annual Additions carried over from prior years.

                  (b) Determination of Actual Limitation Compensation. As soon as is administratively feasible after the end of the Limitation Year, the maximum Annual Additions for such Limitation Year shall be determined on the basis of the Participant's actual Limitation Compensation for such Limitation Year.

                  (c) Disposition of Excess Annual Additions. If, pursuant to subsection (a) or (b) above, there is an excess Annual Addition with respect to a Participant for a Limitation Year as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Salary or Limitation Compensation, or a reasonable error in determining the amount of Before-Tax Contributions that may be made to the Plan with respect to any Participant under the limits of section 415 of the Code, or under other limited facts and circumstances as determined by the Commissioner of Internal Revenue, the excess Annual Addition shall be disposed of as follows --

                      (1) First, any Before-Tax Contributions for the Limitation Year (plus any earnings attributable thereto), to the extent their return would reduce the excess Annual Addition, shall be paid to the Participant as soon as is administratively feasible. The distributed amounts shall be disregarded for purposes of Section 4.2.

                      (2) Second, in the event the Participant is covered by the Plan at the end of a Limitation Year, then such excess Annual Additions as consist of Company contributions shall not be allocated or distributed to the Participant, but shall be reapplied to reduce future Company contributions under this Plan for the next Limitation Year (and for each succeeding Limitation Year as necessary) for such Participant, so that in each such Limitation Year the sum of actual Company contributions plus the reapplied amount shall equal the amount of Company contributions which would otherwise be allocated to such Participant's Account.

                      (3) Last, in the event the Participant is not covered by the Plan at the end of a Limitation Year, then such excess Annual Additions as consist of Company contributions shall not be allocated or distributed to the Participant but shall be held unallocated in a suspense account for the Limitation Year and shall be used in the next Limitation Year (and succeeding

Limitation Years as necessary) to reduce future Company contributions for all remaining Participants. If a suspense account is in existence at any time during a Limitation Year pursuant to this paragraph (3), it will not participate in the allocation of the Trust's gains and losses. Any amounts held in a suspense account pursuant to this paragraph (3) which cannot be allocated to Participants' Accounts, shall, upon the termination of the Plan, be returned to the Company.


                                    Article V

               VALUATION AND INVESTMENT OF PARTICIPANTS' ACCOUNTS

                  5.1 Investment of Account Balance. Each Participant may direct, at the time he commences participation, that his Account be invested in one or any combination of Investment Funds made available by the Savings Plan Committee pursuant to Section 5.2. A Participant may change his investment election as of any business day in accordance with procedures established by the Savings Plan Committee. Such change may be made applicable (as the Participant shall elect) to those portions of his Account attributable to past and/or future contributions to the Plan; provided, however, that past contributions invested in the Pegasus Stock Fund may not thereafter be reapportioned to any other Investment Fund.

                  Notwithstanding the foregoing, the Savings Plan Committee may, in connection with any modification of the Investment Funds offered under the Plan, provide, on a transitional basis or otherwise, different rules for the administration of the Investment Fund elections of Participants.

                  5.2 Investment Funds.

                  (a) The Funds. The Trustees shall maintain, within the Trust, the Investment Funds designated by the Savings Plan Committee from time to time, as set forth in Appendix A hereto, for the investment of Plan assets. However, the Savings Plan Committee may, in its discretion, discontinue any of the Investment Funds listed in Appendix A and/or create additional Investment Funds.

                  (b) Provisions Concerning the Pegasus Stock Fund.

                      (1) Eligible Individual Account Plan. With respect to investments in the Pegasus Stock Fund, it is intended that this Plan shall be an eligible individual account plan within the meaning of section 407(d)(3) of ERISA, and that up to 100 percent of the assets of the Plan may be invested in Pegasus Stock in accordance with the provisions of the Plan.

                      (2) Acquisition of Pegasus Stock by the Trustees. The Company may contribute shares of Pegasus Stock as Company Matching Contributions and/or Rollover Matching Contributions to the Plan pursuant to Section 3.2(b) and/or Section 3.9(b), respectively, or, pursuant to directions from the Savings Plan Committee, the Trustees may purchase shares of Pegasus Stock using funds held by the Trustees under the Plan or contributed to the

Plan by the Company. Shares of Pegasus Stock may be purchased from the Company and/or from a shareholder and/or on the open market (at such time as the shares are readily tradeable on an established market). Shares of Pegasus Stock sold to the Trustees by the Company or delivered by the Company as a Plan contribution may be out of authorized and unissued shares. The Trustees may also hold, for the purpose of allocation to the Accounts of Participants, shares of Pegasus Stock that are forfeited under the terms of the Plan.

                      (3) Valuation of Pegasus Stock. Transactions between the Trustees and the Company or the Trustees and any other purchaser or seller of Pegasus Stock shall be based on the then current fair market value of such Pegasus Stock. For purposes of determining such value, the fair market value of shares of Pegasus Stock which are not readily tradeable on an established market shall be determined as of the Valuation Date coincident with the last business day of the Plan Year by a recognized independent firm of security analysts or appraisers. Such fair market value shall also be determined by the Trustees as needed throughout the Plan Year, in reliance on the most recent report of the firm described in the preceding sentence, but as appropriately adjusted to reflect the Company's current cash flow as reported in its Form 10-Q and any other information deemed relevant by the Trustees.

                      (4) Distributions from Pegasus Stock Fund. If a Participant becomes entitled to a distribution of amounts invested in the Pegasus Stock Fund, such distribution shall be made in Pegasus Stock; provided, however, that the value of any fractional shares held in the Pegasus Stock Fund on the Participant's behalf shall be paid to the Participant in cash. Pegasus Stock distributed from the Plan shall be subject to the Right of First Refusal and the Call Option.

                      (5) Voting of Pegasus Stock. Should Pegasus Stock become voting stock or be exchanged for voting stock, the Trustees shall be entitled to vote all shares of Pegasus Stock held in any Participant's Account.

                  5.3 Reinvestment. Income and realized capital gains on the portion of a Participant's Account invested in an Investment Fund shall be reinvested in the same Fund.

                  5.4 Investment Fund Designations. All contributions other than Company Matching Contributions and Rollover Matching Contributions shall be invested in whichever Investment Fund(s) the Participant designates. Contributions may be invested either --

                  (a) 100 percent in one Fund; or

                  (b) in two or more Funds on the basis of a distribution of contributions between them in multiples of 10 percent.

To the extent a Participant does not specify how the contributions made on his behalf are to be invested, they shall be invested in the Government Securities Trust Money Market Series fund.

                  5.5 Valuation of Investment Funds. The Trustee shall determine and advise the Savings Plan Committee of the fair market value of each Investment Fund as of the end of each calendar quarter.

                  5.6 Valuation of Participant's Account in Investment Funds. The value of each Participant's Account shall be determined by the Trustee as of each Valuation Date.

                                   Article VI

                            ELIGIBILITY FOR BENEFITS

                  6.1 Normal Retirement Benefits. A Participant who retires from the employ of the Company on his Normal Retirement Date shall receive payment of his Account as promptly as practicable after the first Valuation Date following his retirement, valued pursuant to Section 9.3.

                  6.2 Postponed Retirement Benefits. A Participant shall be permitted to continue in employment beyond his Normal Retirement Date, in which case he shall continue in all respects as a Participant until his Postponed Retirement Date. Such Participant shall receive payment of his Account as promptly as practicable after the first Valuation Date following his retirement, valued pursuant to Section 9.3.

                  6.3 Termination Benefits

                  (a) Termination of Employment. A Participant whose employment is terminated (voluntarily or involuntarily), and to whom Sections 6.1 and 6.2 are not applicable, shall receive payment of the vested portion of his Company Account, and his Before-Tax and Rollover Accounts, valued pursuant to Section
9.3. Subject to the Participant's consent, if required by Section 9.6, benefits shall be paid as promptly as practicable after the first Valuation Date following his termination of employment.

                  (b) Later Vesting. A Participant who receives a distribution under this Section or who makes a withdrawal from his Company Account under
Article X, and who has a balance remaining in his Company Account in which his Vested Interest can increase, shall have his Vested Interest in his Company Account determined as follows --

                               X = P (AB + D) - D,

where P is the vested percentage at the relevant time, AB is the balance in his Company Account at the relevant time, and D is the amount of the prior distribution or withdrawal.

                  (c) Sale of Assets or Subsidiary. The following events shall constitute a separation from service for purposes of this Section --

                      (1) the sale or other disposition by the Company to an unrelated entity of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used by the Company in a trade or business of the Company with respect to a Participant who continues employment with the entity acquiring the assets;

                      (2) the sale or other disposition by the Company to an unrelated entity of the Company's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) with respect to a Participant who continues employment with the subsidiary.

                  However, an event shall not be treated as described in the preceding sentence with respect to a Participant unless (i) the Participant receives a "lump-sum distribution" (as defined in section 401(k)(10)(B)(ii) of the Code) by reason of the event, (ii) the Company continues to maintain the Plan (within the meaning of Treas. Reg. ss. 1.401(k)-1(d)(4)(i)) after the sale or other disposition, and the purchaser does not so maintain the Plan after the sale or other disposition, and (iii) the distribution is made in connection with the disposition of assets or a subsidiary, within the meaning of Treas. Reg. ss. 1.401(k)-1(d)(4)(iii).

                  6.4 Reemployment

                  (a) Forfeiture Upon Distribution. If a Participant who is less than 100 percent vested in his Company Account receives a single-sum distribution of his entire Vested Interest under Section 6.3 upon termination of his employment, the non-vested portion of his Company Account (the "restricted benefit") shall be a Forfeiture and shall be treated as provided in Section 8.3. A Participant who is not entitled to any benefit under the Plan shall be deemed, upon his termination of employment, to have received a cash-out of $0.00 from the Plan. If the Participant is thereafter reemployed by the Company and makes the repayment described in subsection (c) below, an amount equal to the Participant's restricted benefit shall be contributed to the Plan by the Company and re-credited to the Participant's Company Account, as described in subsection
(c) below.

                  (b) Vesting Upon Reemployment. If a Participant is reemployed before incurring five or more consecutive Breaks in Service, his Years of Vesting Service before his Reemployment Date plus his Years of Vesting Service after his Reemployment Date shall be counted to determine his Vested Interest in the amount credited to his Company Account after his Reemployment Date. If the Participant is reemployed after incurring five or more consecutive Breaks in Service, Years of Vesting Service after such Breaks shall not be taken into account in determining his Vested Interest in the amount in his Company Account prior to such Breaks. If, as a result, the Participant has different vested percentages in amounts attributable to his pre-Break and post-Break Company Account, the Savings Plan Committee shall maintain within his Company Account separate subaccounts for such pre-Break and post-Break amounts.

                  (c) Repayment By Participant. If a Participant receives a single-sum distribution and incurs a Forfeiture as described in subsection (a) above, and thereafter resumes employment covered under the Plan, the Participant may repay to the Plan the full amount of the distribution before the earlier of
(i) five years after the Participant's Reemployment Date, or (ii) the date on which the Participant incurs the last of five consecutive

Breaks in Service following the date of distribution. If the Participant makes such a repayment, an amount equal to the Participant's restricted benefit shall be restored to the Participant's Company Account.

                  (d) Restoration of Restricted Benefit. Any restricted benefit restored under subsection (c) above shall thereafter be subject to the vesting provisions of Section 8.2. The sources for restoring a restricted benefit shall be, in order of priority --

                      (1) Forfeitures occurring in the Plan Year of restoration; and, if not sufficient,

                      (2) additional Company contributions.


                                   Article VII

                                 DEATH BENEFITS

                  7.1 Designation of Beneficiary and Form of Payment of Death Benefit. If a Participant has a Surviving Spouse at his death, the Spouse shall be the Participant's Beneficiary, unless the Spouse has consented in the manner described in Section 7.2 to the payment of the Participant's Account to a Beneficiary other than the Spouse. If the Participant has no surviving Spouse at his death, the Beneficiary shall be the Beneficiary designated by the Participant. Any designation by the Participant and/or consent by the Participant's Spouse shall be made by a written form delivered to the Savings Plan Committee. Except as otherwise provided with respect to a surviving Spouse, a Participant may, at any time prior to his death, change his Beneficiary designation by completing a new written form, but a Beneficiary designation shall remain in effect until such new form is received by the Savings Plan Committee.

                  7.2 Requirements for Spouse's Consent

                  (a) To be effective, a consent by a Spouse to a Participant's designation of a non-Spouse Beneficiary must be made in a writing filed with the Savings Plan Committee, shall be specific with respect to the particular non-Spouse Beneficiary (including any class of Beneficiaries or contingent Beneficiaries) consented to, must be irrevocable, and must be witnessed by a notary public or by a Plan representative designated by the Savings Plan Committee. The specific Beneficiary(ies) and benefit form designated may not be changed without the consent of the Spouse unless the Spouse expressly permits subsequent designations by the Participant without any further consent by the Spouse. A consent that permits subsequent designations by the Participant without any further consent by the Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and to a specific benefit form and that the Spouse voluntarily elects to relinquish such rights.

                  (b) Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan representative that such written consent cannot be obtained because there is no Spouse or because the Participant's Spouse cannot be located, the Participant's designation of a non-Spouse Beneficiary shall be deemed a permissible election. If the Spouse is legally incompetent to give consent, the Spouse's legal guardian may give consent, even if such guardian is the Participant. Also, if the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a qualified domestic relations order (as defined in section 414(p) of the Code) provides otherwise.

                  (c) Any consent required under this Section shall be valid only with respect to the Spouse who signs the consent; or, in the event of a deemed permissible election, the designated Spouse (if any). Additionally, a Participant may revoke a prior Beneficiary designation without the consent of his Spouse at any time before the commencement of benefits. The number of revocations or consents shall not be limited. Any new designation or change of Beneficiary shall require a new spousal consent.

                  7.3 Payment of Benefits. Upon the death of any Participant, his Beneficiary shall receive payment of his Account as promptly as practicable after the first Valuation Date following the Participant's death.


                                  Article VIII

                                     VESTING

                  8.1 Vested Interest in Before-Tax Contributions Account. A Participant's Vested Interest in his Before-Tax Contributions Account shall be 100 percent at all times.

                  8.2 Vested Interest in Company Account

                  (a) A Participant's Vested Interest in his Company Account shall be 100 percent when the Participant --

                      (1) attains Normal Retirement Age;

                      (2) incurs a Disability; or

                      (3) dies.

                  (b) Except as otherwise provided in subsection (a) above, a Participant's Vested Interest in his Company Account shall be determined in accordance with the following schedule --

                                                           Vested
                  Years of Vesting Service               Percentage
                  ------------------------               ----------

                  Fewer than 2                                  0
                  2 but fewer than 3                           34
                  3 but fewer than 4                           67
                  4 or more                                   100

                  8.3 Forfeitures. All Forfeitures which arise hereunder shall be applied as soon as possible to restore restricted benefits as provided in
Section 6.4(d) and, to the extent any Forfeitures remain, Forfeitures of Company Matching Contributions shall be used to reduce subsequent Company Matching Contributions, Forfeitures of Company Additional Contributions shall be used to reduce subsequent Company Additional Contributions, and Forfeitures of Rollover Matching Contributions shall be used to reduce subsequent Company Matching Contributions, Company Additional Contributions, and/or Rollover Matching Contributions.

                  8.4 No Divestment for Cause. There shall be no divestment of a Participant's Vested Interest for any cause.


                                   Article IX

                               PAYMENT OF BENEFITS

                  9.1 Method of Payment. Any distribution under the Plan shall be paid (in either cash or Pegasus Stock, as provided in Section 9.2) in a single sum from the Trust Fund. If the value of the Participant's Vested Interest does not exceed (and did not at the time of any prior distribution exceed) $3,500, the Participant's Vested Interest shall be paid to him in the form of an involuntary single-sum payment from the Trust Fund. If the value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $3,500, the Participant must consent in writing, pursuant to Section 9.6, to any distribution from his Account before his Normal Retirement Age.

                  9.2 Form of Payment. Except as provided in Section 5.2(b)(4), regarding distributions from the Pegasus Stock Fund, payment of benefits under the Plan shall be made in cash or its equivalent.

                  9.3 Valuation of Accounts. The distribution value of each Investment Fund in which the Participant has elected to invest his Account shall equal such Fund's share price as of the actual liquidation date multiplied by the Participant's portion of such Fund's share balance. The share balance of the portion of the Participant's Account invested in any Investment Fund shall equal the number of shares of such Fund credited to the Participant's Account as of the Valuation Date immediately preceding the benefit commencement date.

                  9.4 Entitlement to Benefits. A Participant shall not be entitled to any benefits until his right has been determined by the Savings Plan

Committee pursuant to the terms of the Plan and until he has given to the Savings Plan Committee, in proper form, the necessary data it asks for (such as proof of the birth date of the Participant and his Beneficiary).

                  9.5 Requirements Concerning Distributions. All benefit distributions under this Article shall be subject to the following requirements
--

                  (a) Before Death

                      (1) Last Date for Commencement of Benefit Payments. The payment of benefits to a Participant under this Plan shall commence not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs --

                          (A) the Participant attains his Normal Retirement Age;

                          (B) the tenth anniversary of the year the Participant
commenced participation in the Plan; or

                          (C) the termination of the Participant's service with
all Affiliates.

                  Notwithstanding the above, if the amount of payment required otherwise to commence on a date determined under this Section or under any other Section of the Plan cannot be ascertained by such date, or if the Savings Plan Committee is unable to locate the Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the later of (i) the earliest date on which the amount of such payment can be ascertained under the Plan or (ii) the earliest date on which the Participant or Beneficiary is located.

                      (2) Additional Rule for Commencement of Benefit Payments. The distribution of benefits to each Participant who is entitled to a benefit under the Plan shall be made not later than the Participant's "Required Beginning Date" (as defined in subsection (c) below).

                  (b) After Death

                      (1) Five-Year Rule. If a Participant dies before his Required Beginning Date, and if any portion of the Participant's interest is payable to (or for the benefit of) his designated Beneficiary, distribution shall be made not later than the latest of --

                          (A) December 31 of the year after the year of the
Participant's death;

                          (B) such later date as regulations of the Secretary of
the Treasury may prescribe; or

                          (C) if the Participant's designated Beneficiary is his
surviving Spouse, December 31 of the year in which the Participant would have attained age 70-1/2.

            In any other case, the entire benefit of the Participant shall be distributed by December 31 of the year containing the fifth anniversary of the date of his death.

                      (2) Special Rule for Surviving Spouse. For purposes of paragraph (1) above, if the Participant's designated Beneficiary is his surviving Spouse and if such surviving Spouse dies before distribution is made, then this subsection (b) shall be applied as if such surviving Spouse were the Participant.

                  (c) "Required Beginning Date" shall mean --

                      (i) Except as provided in paragraph (ii) below, the Required Beginning Date of a Participant is April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                      (ii) The Required Beginning Date of a Participant who attains age 70-1/2 before January 1, 1988, is April 1 of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs. The Required Beginning Date of a Participant who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                  (d) Regulations Control. Distributions under this Section shall be made pursuant to section 401(a)(9) of the Code and regulations issued thereunder. This Section and section 401(a)(9) of the Code shall take precedence over any distribution options in the Plan inconsistent with this Section or section 401(a)(9) of the Code.

                  9.6 Participant's Consent to Distribution of Benefits

                      (a) Except as provided in subsections (b) and (c) below, the Savings Plan Committee shall provide each Participant, not more than 90 days and not fewer than 30 days prior to the date his Vested Interest is distributed to him, written notice of his right to defer receipt of the distribution until his Normal Retirement Age. Distribution shall not be made prior to the Participant's Normal Retirement Age unless the Participant affirmatively elects a distribution in writing on a form filed with the Savings Plan Committee.

                      (b) The written notice described in subsection (a) above shall not apply to the distribution if (i) the Participant receives an involuntary single-sum payment under Section 9.1, or (ii) the distribution is made on or after the Participant's Normal Retirement Age.

                      (c) A distribution may be made or may commence fewer than 30 days after the notice described in subsection (a) above is given to the Participant, provided --

                          (i) the Savings Plan Committee clearly informs the
Participant that he has a right to a period of at least 30 days after receiving the notice to consider whether or not to elect the distribution (or, if applicable, a particular distribution option); and

                          (ii) the Participant, after receiving the notice,
affirmatively elects the distribution.

                  9.7 Direct Rollovers of Eligible Rollover Distributions Made From This Plan

                      (a) Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Savings Plan Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                      (b) Definitions.

                          (1) "Eligible rollover distribution" -- Any
distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                          (2) "Eligible retirement plan" -- An individual
retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                          (3) "Distributee" -- An Employee or former Employee.
In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former spouse who is the alternate payee under a qualified domestic relations order are distributees with regard to the interest of the Spouse or former spouse.

                          (4) "Direct rollover" -- A payment by the Plan to the
eligible retirement plan specified by the distributee.

                                    Article X

                                   WITHDRAWALS

                  10.1 General Rules for All Withdrawals

                  (a) Amount and Valuation. Subject to this Article, a Participant may withdraw, as of any Valuation Date, an amount from that portion of his Account not invested in the Pegasus Stock Fund upon written application to the Savings Plan Committee made at least 15 days before the date on which the Participant wishes the withdrawal to occur. The minimum withdrawal is the lesser of $1,000 or 100 percent of the value of the Participant's Vested Interest. The value of the Participant's Vested Interest and the value of the withdrawal shall be determined under Section 9.3.

                  (b) From Accounts. Withdrawals from a Participant's Account (other than from that portion invested in the Pegasus Stock Fund) shall be made in the following order --

                      (1) first, from the Participant's Rollover Account;

                      (2) second, from the Participant's Before-Tax Contributions Account; and

                      (3) last, from the Participant's vested Company Account.

No amounts may be withdrawn form the Pegasus Stock Fund under this Article.

                  (c) From Investment Funds. To the extent that any withdrawal is made from a particular Account of a Participant, such withdrawal shall be made pro-rata from the investments of such Account in the Investment Funds other than the Pegasus Stock Fund.

                  10.2 Withdrawals On or After Attainment of Age 59-1/2. A Participant who has attained age 59-1/2 may withdraw amounts from any of his Accounts for any reason.

                  10.3 Hardship Withdrawals of Before-Tax Contributions. A Participant who has not attained age 59-1/2 may withdraw without suspension an amount from his Before-Tax Contributions Account, as a hardship withdrawal, subject to the following rules --

                  (a) A hardship withdrawal is permitted only if the hardship consists of (i) an immediate and heavy financial need of the Participant and
(ii) the withdrawal requested is necessary to satisfy the financial need (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal). Hardship withdrawals may not include earnings on the Participant's Before-Tax Contributions.

                  (b) An immediate and heavy financial need consists only of the following (plus the associated taxes and penalties described in subsection (a) above) --

                      (1) expenses for medical care described in section 213(d) of the Code previously incurred by the Participant, the Participant's Spouse, or any "dependents" of the Participant (as defined in section 152 of the Code), or necessary for those persons to obtain medical care described in section 213(d) of the Code;

                      (2) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                      (3) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant's Spouse, children, or "dependents" (as defined in section 152 of the Code);

                      (4) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

                      (5) any other event deemed an immediate and heavy financial need by the Commissioner of Internal Revenue in revenue rulings, notices and other documents of general applicability.

                  (c) A distribution is necessary to satisfy the financial need if the Savings Plan Committee reasonably relies upon the Participant's representation that the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant and the financial need cannot be relieved --

                      (1) through reimbursement or compensation by insurance or otherwise;

                      (2) by reasonable liquidation of the Participant's assets, including assets of the Participant's Spouse and minor children that are reasonably available to the Participant, to the extent such liquidation would not itself cause an immediate and heavy financial need;

                      (3) by cessation of Before-Tax Contributions under the Plan; or

                      (4) by other distributions or nontaxable (at the time of the loan) loans from the Plan or from other plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

                  (d) The withdrawal shall be based on the balance in the Participant's Before-Tax Contributions Account determined under Section 10.4.

                  (e) A Participant's request for a hardship withdrawal must be approved by the Savings Plan Committee as meeting the hardship distribution rules under section 401(k) of the Code and regulations issued thereunder at the time of withdrawal.

                  (f) A Participant may continue to make Before-Tax Contributions and continue to receive allocations of Company Matching Contributions after a hardship withdrawal.


                                   Article XI

                                      LOANS

                  11.1 In General. A Participant employed by the Company and receiving a Salary as of the loan date (and a terminated Participant, or a Beneficiary, who is a party in interest to the Plan under section 3(14) of ERISA) may apply in writing to the Savings Plan Committee for a loan from his Account. For purposes of this Section, the term "Participant" shall include any terminated Participant or Beneficiary to whom Plan loans are available, except where the context otherwise requires.

                  11.2 Amount. The minimum amount of any loan for which a Participant may apply under this Article shall be $1,000. The maximum amount of any loan (when added to the outstanding balance of all other loans to the Participant under the Plan) shall equal the lesser of --

                  (a) $50,000 (reduced by the excess, if any, of (i) the highest outstanding balance of loans to the borrower from the Plan during the one-year period ending on the day before the date the loan is made, over (ii) the outstanding balance of loans to the borrower from the Plan on the date the loan is made); or

                  (b) the lesser of 1/2 of the amount of the borrower's Vested Interest, or the amount of the borrower's Vested Interest invested in Investment Funds other than the Pegasus Stock Fund.

An assignment or pledge of any portion of the borrower's interest in the Plan shall be treated as a loan under this Section.

                  11.3 Valuation. For purposes of this Article, in determining the amount of a Participant's Vested Interest, his Account shall be valued pursuant to Section 9.3 as of the last day of the month preceding the month in which the loan is made.

                  11.4 Repayment. All loans shall be repayable by their terms within five years, except for a loan used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant requesting the loan, which shall be repayable in 15 years. The determination of whether a dwelling unit is to be used within a reasonable time as the principal residence shall be made at the time the loan is made. Loans shall be repaid with substantially level payments made not less frequently than quarterly over the term of the loan. Loans to active Participants shall be repaid by payroll deduction from the wages of the Participant, and loans to terminated Participants (and Beneficiaries) shall be repaid by direct installment payments from the borrower to the Trustee, according to an amortization schedule established by the Savings Plan Committee in a nondiscriminatory manner, commencing with the month following the month in which the loan is made. The Participant shall have the right to prepay all or any portion of the outstanding principal balance of the loan without penalty at the end of any calendar quarter, provided that the amount of any such prepayment shall not be less than the lesser of the outstanding principal balance of the loan or $1,000.

                  11.5 Security. Any loan to a Participant under the Plan shall be secured by the pledge of all of the Participant's right, title, and interest in his Accrued Benefit; provided that immediately after the granting or renewing of the loan, not more than 50 percent of the Vested Interest of the Participant shall be used as security for the outstanding balance of the loan. The pledge shall be evidenced by the execution of a promissory note by the Participant providing that, in the event of any default by the Participant on a loan repayment, the Savings Plan Committee shall be authorized (to the extent permitted by law) to deduct the amount of the loan outstanding and any unpaid interest due thereon from the Participant's wages or salary to be thereafter paid by the Company (in the case of an active Participant), to enforce the Plan's security interest in the Participant's Accrued Benefit, and to take any and all other actions necessary and appropriate to enforce the collection of the unpaid loan.

                  11.6 Distribution of Benefits. A Participant shall not be entitled to any distribution of benefits under Article IX or withdrawal under
Article X from the amounts credited to his Account that have been used to secure a loan to him under this Article unless and until the loan has been completely repaid.

                  11.7 Default

                  (a) Failure to Make Payment. A default shall occur if the Participant fails to make any payment due under the terms of the loan in a timely manner. In the event of a default by a Participant on a loan repayment, all remaining payments of the loan shall be immediately due and payable. In the case of any active Participant who is not entitled to a distribution under
Article IX or a withdrawal under Article X, the Savings Plan Committee shall, to the extent permitted by law, deduct the total amount of the loan outstanding and any unpaid interest due thereon from the wages or salaries payable to the Participant by the Company in accordance with the Participant's promissory note. In the case of any Participant who is entitled to a distribution under Article IX or a withdrawal under Article X at the time of the default, the Trustee shall deduct the total amount of the loan outstanding and any unpaid interest due thereon from the Participant's Account in order to satisfy the amount due. In the case of a borrower who is not entitled to a distribution or withdrawal at the time of the default, the Trustee may delay enforcement of the Plan's security interest in the borrower's Account. In addition, the Savings Plan Committee shall take any and all other actions necessary and appropriate to enforce the collection of the unpaid loan. For any Participant who defaults on a loan repayment, no further contributions shall be made by or on behalf of the Participant to the Trust Fund until the first payroll period commencing at least 12 complete calendar months following the correction of the Participant's default.

                  (b) Separation from Service. If the Participant ceases to be actively employed and receiving a Salary before the loan is repaid, as, for example, in the event of a leave of absence or disability leave, the Savings Plan Committee may permit the Participant to continue to make loan repayments or may, in the Savings Plan Committee's discretion, accelerate the loan. If the Participant separates from service, and if, following such separation, the Participant is no longer a party in interest to the Plan, the loan shall be accelerated, and the unpaid balance of the loan, and accrued interest thereon, shall be deducted from the amount of any benefits which become payable to or on behalf of the Participant under the Plan.

                  11.8 Interest. Each loan shall bear a rate of interest which is two percentage points greater than the prime lending rate on the first business day of the week in which the loan application is filed, as announced in The Wall Street Journal, or such other rate of interest as is determined necessary by the Savings Plan Committee to ensure that the rate of interest is commensurate with the prevailing interest rate in effect for comparable loans at one or more banks in the community. The interest rate and other terms of the loan shall be fixed at the time the loan is made.

                  11.9 Administration

                  (a) All loans shall be effected by documents approved in form by the Savings Plan Committee.

                  (b) All loans shall (i) be available to all eligible Participants on a reasonably equivalent basis; (ii) not be made available to eligible Participants who are Highly Compensated Employees (within the meaning of Section 4.1(o)) in an amount greater than the amount made available to other eligible Participants; and (iii) be made in accordance with this Article.

                  (c) A Participant shall not be permitted to take more than two loans from the Plan in any one Plan Year.

                  11.10 Earmarking. Until a loan to a Participant is repaid, the outstanding balance of the loan shall be treated as an investment by the Participant for his Account only, and the interest paid by the Participant shall be credited to his Account only. The Account shall not share in any other earnings of the Plan with respect to the amount of the loan.

                                   Article XII

                     ALLOCATION OF FIDUCIARY RESPONSIBILITY

                  12.1 Allocation. Authority and responsibility for management of the Plan and Trust Fund shall be allocated among the following persons --

                  (a) The Board of Directors shall have sole responsibility for the appointment, removal and replacement of the members of the Savings Plan Committee described in Article XIII and the Trustees described in Article XIV. To the extent that they are carrying out these responsibilities, the members of the Board of Directors shall be "named fiduciaries" of the Plan for purposes of section 402(a)(1) of ERISA.

                  (b) The Savings Plan Committee shall have sole responsibility for the administration of the Plan. The members of the Savings Plan Committee shall be "named fiduciaries" of the Plan.

                  (c) Subject to the investment direction of the Participant pursuant to Section 5.1, the Trustees shall have sole responsibility for the management and control of the Trust Fund. The Trustees shall be "named fiduciaries" of the Plan.

                  12.2 Exclusive Responsibility. It is the purpose of this Plan and the Trust Agreement to allocate to each of the fiduciaries identified in
Section 12.1 exclusive responsibility for prudent execution of the functions assigned to him and no responsibility for execution of functions assigned to others. Whenever one such fiduciary is required by the Plan or the Trust Agreement to follow the directions of another such fiduciary, the two fiduciaries shall not be deemed to have been assigned a shared responsibility, but the fiduciary giving the directions shall have sole responsibility for the functions assigned to him, including issuing such directions, and the fiduciary receiving the directions shall have sole responsibility for the functions assigned to him, including following such directions insofar as they are on their face proper under this Plan and the Trust Agreement and under applicable law.

                  12.3 Co-Fiduciary Liability. A fiduciary shall not be liable for a breach of fiduciary responsibility by another fiduciary to whom other fiduciary responsibilities have been assigned under the Plan except under the following circumstances --

                  (a) if he participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;

                  (b) if, by his failure properly to discharge his own fiduciary responsibilities, he has enabled such other fiduciary to commit a breach; or

                  (c) if he has knowledge of a breach by such other fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.

                  12.4 Interest of Participants. In carrying out the responsibilities allocated to him under this Plan and the Trust Agreement, each fiduciary shall act solely in the interest of the Participants and their beneficiaries.

                  12.5 Employment of Advisers. A fiduciary identified in Section
12.1 may employ one or more persons to render advice with regard to such fiduciary's responsibilities under the Plan.

                  12.6 Standards of Fiduciary Conduct. Each fiduciary described in this Article shall act solely in the interest of the Participants and beneficiaries and --

                  (a) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan;

                  (b) with the care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use under the circumstances;

                  (c) by diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

                  (d) in accordance with the terms of the Plan and Trust Agreement and the provisions of ERISA.

                  12.7 Limitation on Fiduciary Liability. No fiduciary, including (but not limited to) the Committee and the Trustee, shall be liable for any loss or by reason of any breach resulting from the Participant's exercise of investment control as provided in Section 5.1. It is intended that this Plan shall constitute a plan described in section 404(c) of ERISA and 29 CFR ss. 2550.404c-1 with respect to all Investment Funds other than the Pegasus Stock Fund.


                                  Article XIII

                                 ADMINISTRATION

                  13.1 Savings Plan Committee. The Board of Directors shall appoint a Savings Plan Committee of at least three persons to administer the Plan. Members of the Savings Plan Committee shall serve at the pleasure of the Board of Directors. Vacancies on the Savings Plan Committee shall be filled by the Board of Directors. Any Savings Plan Committee member may resign by delivering his written resignation to the Board of Directors, and the resignation shall become effective at delivery or at any later date specified therein. The Board of Directors shall notify the Trustee of the appointment of the Savings Plan Committee and of subsequent changes in its membership.

                  13.2 Quorum. The Savings Plan Committee shall act by a majority vote. A quorum to do business shall be at least half of those who are then members.

                  13.3 Administrative Rules. Subject to the terms of this Plan, the Savings Plan Committee may, in its discretion, set and change its rules for transacting business and administering the Plan.

                  13.4 Authority and Administrative and Professional Assistance. The Savings Plan Committee members shall elect a Chairman, who must be a Savings Plan Committee member, and a Secretary, who need not be. The Savings Plan Committee members may --

                  (a) appoint, from their members, such committees with such powers as they shall determine;

                  (b) authorize agents and/or appoint representatives to execute or deliver instruments on their behalf or to do any other acts necessary and proper to the administration of the Plan; and

                  (c) employ counsel, agents, and purveyors of clerical, medical, actuarial, and other expert services which the Savings Plan Committee deems necessary or appropriate to its administration of the Plan.

In addition to the foregoing powers and duties, the Savings Plan Committee shall have the duty to establish reasonable procedures for determining the qualified status of domestic relations orders which relate to the Plan, as provided in section 414(p) of the Code.

                  13.5 Decision of Savings Plan Committee. The Savings Plan Committee shall have sole discretion to carry out its responsibilities under this Article of determining eligibility for benefits under the Plan and of construing the terms of the Plan (including disputed or doubtful terms). To the maximum extent permissible under law, the Savings Plan Committee's determinations on all such matters shall be final and binding on all persons involved.

                  13.6 Accounting. The Savings Plan Committee shall provide for keeping such accounts as it deems necessary and proper.

                  13.7 Claims Procedure. The procedure for presenting claims under the Plan and appealing denials thereof shall be as follows, subject, however, to such modifications consistent with ERISA as the Savings Plan Committee may deem necessary or desirable in the circumstances --

                  (a) Filing of Claims. Any Participant, surviving Spouse, or Beneficiary (the "claimant") may file a written claim for a Plan benefit with the Savings Plan Committee or with a person named by the Savings Plan Committee to receive claims under the Plan.

                  (b) Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any claimant, the claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

                  This written notification shall be given to the claimant within 90 days after receipt of his claim by the Savings Plan Committee unless special circumstances require an extension of time for processing, in which case written notice of the extension shall be furnished to the claimant prior to the termination of the original 90-day period, and the notice shall indicate the special circumstances which make the postponement appropriate. In no event may the extension exceed a total of 180 days from the date of the original receipt of the claim.

                  (c) Right of Review. In the event of a denial or limitation of benefits, the claimant or his duly authorized representative shall be permitted to review the pertinent documents and to submit to the Savings Plan Committee issues and comments in writing. In addition, the claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial or limitation by the Savings Plan Committee. Such written request must be received by the Savings Plan Committee (or its delegate) within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Savings Plan Committee in appropriate cases.

                  (d) Decision on Review

                      (1) A decision shall be rendered by the Savings Plan Committee within 60 days after the receipt of the request for review. However, where special circumstances make a longer period for decision necessary or appropriate, the Savings Plan Committee's decision may be postponed on written notice to the claimant (prior to the expiration of the initial 60-day period) for an additional 60 days. In no event shall the Savings Plan Committee's decision be rendered more than 120 days after the receipt of such request for review.

                      (2) Any decision by the Savings Plan Committee shall be furnished to the claimant in writing in a manner calculated to be understood by the claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

                  (e) Deemed Denial. If a decision is not rendered within the time period prescribed in subsection (b) or (d) above, such claim shall be deemed denied.

                  (f) Regulations. It is intended that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR ss. 2560.503.1.

                  13.8 Compensation. Savings Plan Committee members shall serve without compensation, but the Company shall pay or reimburse them for reasonable expenses incurred in performing their duties. The Savings Plan Committee shall have the right to purchase such insurance as it deems necessary to protect the Plan and the Trust Fund from loss due to any breach of fiduciary responsibility by any person. Any premiums due on such insurance shall be paid from the Trust Fund, provided that any such policy of insurance must permit recourse by the insurer against the person who breaches his fiduciary responsibility. Nothing in this Article shall prevent the Company, at its own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility.

                  13.9 Plan Records. The Savings Plan Committee shall maintain records containing all relevant data pertaining to Participants and their rights under the Plan. Records pertaining solely to a particular Participant shall be made available to him for examination during business hours upon request.

                  13.10 Funding Policy. The Savings Plan Committee shall, at least annually, estimate the amount of the benefit payments which the Plan will be required to make, taking into account anticipated Participant retirements and terminations and all other relevant factors, and, on the basis of such estimate, determine the Plan's need for liquidity. The Savings Plan Committee shall report such determination in writing to the Trustee for consideration in the formulation of the investment policy for the Trust.


                                   Article XIV

                                   TRUST FUND

                  14.1 Trust Agreement. Contributions to the Plan shall be put in trust with a trustee or trustees selected by the Board of Directors, under a Trust Agreement which shall provide that the Trust Fund is to be held, managed, and disposed of by the Trustees in accordance with the terms of such Agreement.

                  14.2 Exclusive Benefit Rule. The Trust Agreement shall provide that no part of the corpus of the Trust Fund or income thereon shall, at any time prior to the satisfaction of all liabilities with respect to Participants and their Spouses and Beneficiaries under the trust established under the Plan, be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Spouses or Beneficiaries (except as provided in Section 3.10); and it may contain such other provisions relating to the custody, management, and disposition of the funds and assets of the Plan by the Trustees as shall be deemed advisable by the Board of Directors.

                                   Article XV

              AMENDMENT, TERMINATION, MERGER AND SUCCESSOR EMPLOYER

                  15.1 Amendment

                  (a) Subject to subsections (b) through (d) below, this Plan may be amended, by written resolution by the Board of Directors, at any time.

                  (b) No amendment shall reduce the accrued benefit of any Participant. For purposes of this subsection (b), an amendment which has the effect of (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (ii) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing accrued benefits as provided in section 411(d)(6) of the Code and the regulations thereunder.

                  (c) In the case of an Employee who is a Participant on (i) the date the amendment is adopted, or (ii) the date the amendment is effective, if later, no amendment shall cause the nonforfeitable percentage (determined as of the date specified in (i) or (ii)) of such Participant's right to his Accrued Benefit to be less than his percentage computed under the Plan without regard to such amendment.

                  (d) No amendment shall cause the computation of a Participant's nonforfeitable percentage to be directly or indirectly affected unless a Participant with three or more Years of Vesting Service is permitted to elect, within 60 days after the latest of (i) the date the amendment is adopted,
(ii) the date the amendment becomes effective, or (iii) the date written notification of the amendment is issued to the Participant, to have his nonforfeitable percentage computed under the Plan without regard to such amendment; provided, however, that no election shall be given to any Participant whose nonforfeitable percentage under the Plan, as amended, cannot at any time be less than such percentage determined without regard to such amendment.

                  15.2 Discontinuance and Termination. The Board of Directors intends to continue the Plan indefinitely, but reserves the right at any time to discontinue contributions to the Trust Fund under the Plan and to terminate or partially terminate the Plan and Trust Fund. The discontinuance or termination of the Plan by the Board of Directors shall not entitle the Company to the return of any part of the Trust Fund or any part thereof set aside for Participants pursuant to the Plan. If the Plan is terminated or partially terminated or if contributions are permanently discontinued, the total amounts then standing to the accounts of affected Participants in the employ of the Company shall immediately vest.

                  Upon final termination of the Trust Fund, at such time as shall be determined by the Board of Directors, the Savings Plan Committee shall direct the Trustees to liquidate the assets held in the Accounts and, after payment of all expenses and proportional adjustment of each Account to reflect income or losses to the date of termination, to distribute the balance of each

Participant's Account to each Participant, retired Participant, or, if appropriate, to the Participant's Beneficiary. The Trustees, at the direction of the Savings Plan Committee, shall make payment of such amounts pursuant to Sections 9.1 and 9.3, no later than the time prescribed for the commencement of such payments provided in Section 9.5.

                  In the case of any distributee described herein at the time of distribution upon termination of the Plan or Trust Fund whose whereabouts are unknown, the Savings Plan Committee shall notify such individual at the last known address by certified mail with return receipt requested advising such individual of the right to such a benefit. If the distributee cannot be located in this manner, the Trustee shall establish a savings account for the individual's benefit in which the individual's Account balance shall be deposited. Upon the distribution of all Plan assets, the Trustee shall be discharged from all obligations under the Plan and Trust and no Participant or Beneficiary shall have any further rights or claims thereunder.

                  Notwithstanding the foregoing, amounts credited to a Participant's Before-Tax Contributions Account shall not be distributed prior to the Participant's attainment of age 59-1/2, separation from service (within the meaning of Article VI), Disability, death, or financial hardship (within the meaning of Section 10.3), except as a "lump-sum distribution" (as defined in section 401(k)(10)(B)(ii) of the Code) to the Participant or his Beneficiary as soon as administratively feasible after the termination of the Plan, provided the Company does not establish or maintain a successor plan (within the meaning of section 401(k)(10)(A)(i) of the Code and Treas. Reg.
ss. 1.401(k)-1(d)(3)).

                  15.3 Merger, Consolidation, or Transfer. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant, if the Plan were terminated immediately after such action, would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action.

                  15.4 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of a Participating Employer, provision may be made by which the Plan and Trust Fund will be continued by its successor; and, in that event, the successor shall be substituted for the Participating Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties, and responsibilities of the Participating Employer under the Plan.

                                   Article XVI

                              TOP-HEAVY PROVISIONS

                  16.1 Top-Heavy Definitions

                  (a) "Determination date" shall mean, with respect to any Plan Year, the last day of the preceding Plan Year.

                  (b) "Determination period" shall mean, with respect to any Plan Year, the Plan Year containing the determination date and the four preceding Plan Years.

                  (c) "Key Employee" shall mean any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during a Plan Year included in the determination period was --

                      (1) an officer of the Company and the other Affiliates having an annual top-heavy compensation greater than 50 percent of the dollar limitation applicable to defined benefit plans under section 415(b)(1)(A) of the Code for such Plan Year;

                      (2) one of the 10 Employees having an annual top-heavy compensation from the Company and the other Affiliates greater than the limitation in effect under section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of section 318 of the Code) both more than a 1/2 percent interest and the largest interests in the Company or any other Affiliate;

                      (3) a five percent owner of the Company or any other Affiliate (within the meaning of section 416(i)(1)(B)(i) of the Code); or

                      (4) a one percent owner of the Company or any other Affiliate (within the meaning of section 416(i)(1)(B)(ii) of the Code) having an annual top-heavy compensation from the Company and the other Affiliates of more than $150,000.

For purposes of paragraph (1), no more than 50 employees (or if fewer, the greater of three or 10 percent of the employees) shall be treated as officers. The determination of who is a key Employee shall be made pursuant to section 416(i) of the Code and regulations thereunder.

                  (d) "Non-key Employee" shall mean any Employee who is not a key Employee.

                  (e) "Permissive aggregation group" shall mean, with respect to any Plan Year, the required aggregation group plus any other defined benefit plan or defined contribution plan which the Company elects to include, provided such permissive aggregation group meets the requirements of sections 401(a)(4) and 410 of the Code with such defined benefit plan or defined contribution plan being taken into account.

                  (f) "Required aggregation group" shall mean, with respect to any Plan Year --

                      (1) each defined benefit plan and each defined contribution plan of the Company in which a key Employee is a participant or was a participant at any time during the determination period (regardless of whether the plan has been terminated); and

                      (2) each other defined benefit plan and each other defined contribution plan of the Company which, during the determination period, enables any defined benefit plan or defined contribution plan described in paragraph (1) above to meet the requirements of section 401(a)(4) or 410 of the Code.

                  (g) "Top-heavy compensation" shall mean compensation as defined in section 414(q)(7) of the Code.

                  (h) "Top-heavy Plan" shall mean, for any Plan Year beginning on or after January 1, 1984, this Plan if --

                      (1) this Plan is not part of a required or permissive aggregation group, and the top-heavy ratio for the Plan exceeds 60 percent;

                      (2) this Plan is part of a required aggregation group and not part of a permissive aggregation group, and the top-heavy ratio for the required aggregation group exceeds 60 percent; or

                      (3) this Plan is part of a required aggregation group and part of a permissive aggregation group, and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

                  (i) "Top-heavy ratio" shall mean a fraction. The numerator of the fraction is the sum of the account balances of all key Employees under the Plan, or, if the Plan is a member of a required or permissive aggregation group, the present values of accrued benefits under all defined benefit plans in the required or permissive aggregation group (hereinafter, the "aggregation group"), plus the sum of the account balances of all key Employees under all defined contribution plans in the aggregation group, as of the determination date. The denominator of the fraction is a similar sum determined for all Employees. For purposes of determining the fraction, the numerator and denominator shall include any part of any accrued benefit or account balance distributed in the determination period. If any individual (i) is not a key Employee but was a key Employee in a prior Plan Year, or (ii) has not been credited with at least one Hour of Service with the Company at any time during the determination period, any accrued benefit or account balance of, or distribution to, such individual shall not be taken into account.

                      For purposes of this subsection (i), the sum of accrued benefits and account balances shall be determined as of the most recent top-heavy valuation date that falls within the 12-month period ending on the determination date. For purposes of determining whether this Plan, or any other Plan included in the aggregation group, is a top-heavy plan, the accrued benefit of a non-key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the lowest accrual rate permitted under the fractional accrual rate of section 411(b)(1)(C) of the Code.

                      For purposes of this subsection (i), the actuarial equivalent present values of accrued benefits and the sum of account balances shall be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date. The calculation of the top-heavy ratio shall be made pursuant to section 416 of the Code and the regulations thereunder.

                  (j) "Top-heavy valuation date" shall mean, with respect to this Plan, the last day of the Plan Year.

                  16.2 Top-Heavy Rules. Notwithstanding any other provision of the Plan, the following rules shall apply for any Plan Year beginning on or after January 1, 1984 in which the Plan is determined to be a top-heavy plan --

                  (a) Minimum Benefit. The minimum benefit requirement applicable to top-heavy plans shall be provided under this Plan. Each Participant of this Plan who is a non-key Employee, and is an Employee on the last day of the Plan Year shall be entitled to a minimum allocation of Company contributions under this Plan. Each such Participant shall be entitled to this minimum allocation regardless of his level of Limitation Compensation, regardless of whether he completes 1,000 Hours of Service for the Plan Year, and regardless of whether he fails to make mandatory contributions to the Plan. Company Matching Contributions, Company Additional Contributions, and Rollover Matching Contributions on behalf of such non-key Employee may be counted toward the minimum allocation. However, Company Matching Contributions which are counted toward the minimum allocation shall not be taken into account for purposes of Section 4.3, and must meet the requirements of section 401(a)(4) of the Code. The amount of the minimum allocation shall not be less than the lesser of (i) three percent of such Participant's Limitation Compensation or (ii) the largest percentage of the Company contributions (including Before-Tax Contributions and Company Matching Contributions) and forfeitures allocated on behalf of any key Employee under the Plan for such Plan Year as a percentage of the first $150,000 (as adjusted by the Commissioner of Internal Revenue for increases in the cost of living pursuant to section 401(a)(17)(B) of the Code) of the key Employee's Limitation Compensation).

                  (b) Minimum Vesting. For any Plan Year in which this Plan is a top-heavy plan, the following minimum vesting schedule shall apply to the Participant's Accrued Benefit derived from Company contributions --

                                                            Vesting
                   Years of Service                        Percentage
                   ----------------                        ----------

                   fewer than 2                                 0
                   2 but fewer than 3                          34
                   3 but fewer than 4                          67
                   4 or more                                  100

This subsection (b) does not apply to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan has initially become a top-heavy plan; such Employee's account balance attributable to Company contributions and forfeitures shall be determined without regard to this subsection (b).

                  (c) Impact on Maximum Benefits. For any Plan Year in which the Plan is a top-heavy plan, Section 4.7 shall be read by substituting the number "1.00" for the number "1.25" wherever such number appears in sections 415(e)(2) and 415(e)(3) of the Code, except that such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes effective.


                                  Article XVII

                     RELATING TO THE PARTICIPATING EMPLOYERS

                  17.1 Participating Employers. Any Affiliate, with the consent of the Board of Directors, may adopt the Plan and become a Participating Employer hereunder --

                  (a) by filing with the Board of Directors, the Savings Plan Committee, and the Trustees a certified copy of a resolution of that company's board of directors (or other governing body) providing for its adoption of the Plan and stating its election to become a party to the Trust Agreement; and

                  (b) by filing with the Savings Plan Committee and the Trustees a certified copy of a resolution of the Board of Directors providing for its consent to such adoption.

                  17.2 Action by Board of Directors. Any action required or permitted to be taken under the Plan by the Company shall be by resolution of the Board of Directors or by a duly authorized committee of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors or of such committee. Each Participating Employer appoints the Board of Directors as its agent to exercise on its behalf any action required or permitted to be taken under the Plan by the Company.

                                  Article XVIII

                                  MISCELLANEOUS

                  18.1 Company Notification. The Board of Directors, or its delegate, shall promptly advise the Trustees and the Savings Plan Committee, in writing, of the death, retirement or separation from service of a Participant and shall execute and deliver to the Savings Plan Committee such forms as may be required to carry out the provisions of this Plan. At the proper time, the Savings Plan Committee shall take appropriate action based on such notification and forms.

                  18.2 No Right to Employment. Participation in the Plan shall not be deemed to be consideration for, an inducement to, or a condition of the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employment of the Company, nor shall any Participant, retired Participant, deceased Participant, disabled Participant, or terminated Participant have any right to any payment, except as such payment may be provided under the terms of the Plan, and then only to the extent that assets are available under the Plan.

                  18.3 No Assignment or Alienation. To the extent permitted by law (and except as provided in Article XI with respect to loans to Participants), the benefit payable to a Participant, and the death benefit (if any) payable to a Beneficiary, shall not be subject to alienation, assignment, attachment, execution, garnishment, pledge, or encumbrance, or to any other legal or equitable process. The preceding sentence shall also apply to a right to any benefit payable pursuant to a domestic relations order unless such order is determined to be a qualified domestic relations order ("QDRO") (as defined in section 414(p) of the Code) or a domestic relations order entered before January 1, 1985 which the Savings Plan Committee elects to treat as a QDRO. Benefits payable to an alternate payee under a QDRO, or under any domestic relations order entered before January 1, 1985 treated as such, may be distributed in such manner and at such time as the order provides, even if earlier than the date on which the Participant himself would be entitled to receive such benefits under the Plan, and even if earlier than the Participant's "earliest retirement date," as defined in section 414(p)(4)(B) of the Code.

                  18.4 Unclaimed Benefits. Except as provided in Section 15.2, any benefits payable to, or on behalf of, a Participant or Beneficiary which are not claimed for a period of five years after the later of the Participant's Normal Retirement Date or the date he actually retires shall be forfeited and used to reduce the Company's contributions for the year of forfeiture. Notwithstanding the foregoing, if a claim is made by the Participant or his Beneficiary for the forfeited benefit, the benefit shall be immediately reinstated.

                  18.5 Military Leave. An Employee or Participant who separates from service with the Company for service in the U.S. Armed Forces shall be credited upon his return, in addition to the credit for Hours of Service to which he is entitled under Section 1.22, such other credit as may be prescribed by federal laws relating to military service and veterans' reemployment rights, provided that he returns within the time prescribed by law for the reemployment of veterans.

                  18.6 Titles. Titles of Articles and Sections are for general information only and this Plan shall not be construed by reference thereto.

                  18.7 Pronouns; Number. Words used in the masculine shall be read and construed in the feminine where they would so apply. Whenever appropriate, words used in the singular shall include the plural and words used in the plural shall include the singular.

                  18.8 Facility of Payment. If the Savings Plan Committee deems any person incapable of receiving benefits to which he is entitled, by reason of minority, illness, infirmity or other incapacity, it shall direct the Trustee to make payment directly for the benefit of such person to any person selected by the Savings Plan Committee to disburse it. Such payments shall, to the extent thereof, discharge all liability of the Company, the Savings Plan Committee, and the Trustee.

                  18.9 Expenses. Unless paid by the Company, any expenses incurred in administering the Plan, including but not limited to expenses incurred by the Savings Plan Committee, shall be deducted from the Account(s) to which such expenses relate, or proportionally from all Accounts if such expenses do not relate to any specific Account(s).

                  18.10 Savings Provision. In the event that any provision of this Plan or the application thereof to any person or circumstance shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Plan, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Plan shall be valid and enforced to the fullest extent permitted by law.

                  18.11 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Delaware, to the extent not superseded by Federal law.

                  IN WITNESS WHEREOF, PEGASUS MEDIA & COMMUNICATIONS, INC. has caused these presents to be duly executed this 15 day of February, 1996.


Attest:                                 PEGASUS MEDIA & COMMUNICATIONS, INC.


/s/ William E. Miles III               By:  /s/  Robert N. Verdecchio
----------------------------------          ----------------------------------

                                   APPENDIX A

                 APPROVED INVESTMENT FUNDS AS OF JANUARY 1, 1996


                             The Pegasus Stock Fund

                 Government Securities Trust Money Market Series

                          Prudential Equity Fund, Inc.

                    Prudential Growth Opportunity Fund, Inc.

                      Nicholas-Applegate Growth Equity Fund

                     Prudential Diversified Bond Fund, Inc.

                         Prudential Jennison Fund, Inc.

                          Prudential Global Fund, Inc.

                                 AMENDMENT NO. 1

                                     TO THE

                       PEGASUS COMMUNICATIONS SAVINGS PLAN

                           (Effective January 1, 1996)



                  WHEREAS, Pegasus Media & Communications, Inc. (the "Company") established the Pegasus Communications Savings Plan (the "Plan") effective January 1, 1996;

                  WHEREAS, Section 15.1 of the Plan provides that, subject to certain inapplicable limitations, the Board of Directors of the Company may amend the Plan by written resolution at any time;

                  WHEREAS, the Company desires to amend the Plan (i) to permit eligible employees of Portland Broadcasting, Inc. to commence participation in the Plan effective May 15, 1996, (ii) to limit the number of loans available to a Participant under the Plan to one at any time, (iii) to provide for the merger of the Portland Broadcasting, Inc. 401K Retirement Plan with and into the Plan effective as of June 1, 1996, and (iv) to make certain other technical changes;

                  NOW, THEREFORE, subject to approval by the District Director of Internal Revenue, the Plan shall be amended effective June 1, 1996 (except where other effective dates are specifically provided) as follows:

                  1. Section 1.1 of the Plan is hereby deleted and replaced by the following:

                           1.1 "Account" shall mean, as of any applicable date, the aggregate of a Participant's Before-Tax Contributions Account, Company Account, Rollover Account, and Portland Account.

                  2. Subsection (e) of Section 1.22 ("Hour of Service") of the Plan is hereby deleted effective January 1, 1996 and replaced by the following:

                           (e) For purposes of determining Years of Vesting Service and eligibility for Company Matching Contributions, Company Additional Contributions and Rollover Matching Contributions, an Employee shall receive credit for Hours of Service with an Affiliate only to the extent that such Hours are completed during the period that the employer for whom the services are performed is an Affiliate.

                  3. New Sections 1.35A and 1.35B are hereby added to Article I ("DEFINITIONS") of the Plan to read as follows:

                           1.35A "Portland Account" shall mean that account established under Section 19.4 to hold amounts transferred from the Portland Plan, and earnings and losses thereon.

                           1.35B  "Portland Plan" shall mean the Portland
Broadcasting, Inc. 401K Retirement Plan, merged into this Plan pursuant to Section 19.3 effective June 1, 1996.

                  4. The following proviso is hereby added at the end of the first paragraph of Section 5.1 ("Investment of Account
Balance") of the Plan:

         * * *; and further provided, that amounts held in a Participant's Portland Account may not be invested in the Pegasus Stock Fund.

                  5. Paragraph (2) of subsection (a), and subsection (b), of
Section 9.5 ("Requirements Concerning Distributions") of the Plan are hereby deleted and replaced by the following:

                                    (2) Additional Rule for Commencement of
         Benefit Payments. The distribution of benefits to each Participant who is entitled to a benefit under the Plan shall be made (or shall commence) not later than the Participant's "Required Beginning Date" (as defined in subsection (c) below).

                                    (3) Duration of Benefit Payments from
         Portland Account. The distribution of benefit payments to a Participant from his Portland Account (if any) shall be made, under regulations prescribed by the Secretary of the Treasury --

                                    (A) over the life of the Participant, or
                  over the lives of the Participant and his designated Beneficiary; or

                                    (B) over a period not extending beyond the
                  life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated Beneficiary.

                           (b) After Death

                                    (1) Distributions Already Begun.  If a
         Participant with a Portland Account dies after distribution of his interest has commenced under subsection (a) above, the remaining portion of his interest shall be distributed at least as rapidly as his interest would have been distributed under the method as of the date of his death.

                                    (2) Five-Year Rule for Other Cases.  If a
         Participant dies before distribution of his interest has commenced, and if any portion of his interest is payable to (or for the benefit of) his designated Beneficiary, (i) distribution of his Portland Account (if any) may be made, under regulations prescribed by the Secretary of the Treasury, over the life of the designated Beneficiary or over a period not extending beyond the life expectancy of the designated Beneficiary, and (ii) distribution of his Account (including his Portland Account (if any)) may be made in a single sum, provided the distribution commences or is made not later than the latest of --

                                    (A) December 31 of the calendar year after
                  the calendar year of the Participant's death;

                                    (B) any later date prescribed by regulations
                  of the Secretary of the Treasury; or

                                    (C) if the Participant's designated
                  Beneficiary is his Surviving Spouse, December 31 of the calendar year in which the Participant would have attained age 70-1/2.

         In any other case, the entire benefit of the Participant shall be distributed no later than December 31 of the calendar year including the fifth anniversary of his death.

                                    (3) Special Rule for Surviving Spouse. For
         purposes of paragraph (2) above, if the Participant's designated Beneficiary is his Surviving Spouse and his Surviving Spouse dies before distributions begin, then this subsection (b) shall be applied as if the Surviving Spouse were the Participant.

                  6. Subsection (a) of Section 10.1 ("General Rules for All Withdrawals") of the Plan is hereby deleted effective January 1, 1996 and replaced by the following:

                           (a) Amount and Valuation. Subject to Section 10.3, which prohibits a Participant who has not attained age 59-1/2 from withdrawing any amount from his Account except from his Before-Tax Contributions Account and then only for reasons of financial hardship, and (effective June 1, 1996) subject to Section 19.7 regarding Portland Accounts, a Participant may withdraw, as of any Valuation Date, an amount from that portion of his Account not invested in the Pegasus Stock Fund upon written application to the Savings Plan Committee made at least 15 days before the date on which the Participant wishes the withdrawal to occur. The minimum withdrawal is the lesser of $1,000 or 100 percent of the value of the Participant's Vested Interest. The value of the Participant's Vested Interest and the value of the withdrawal shall be determined under
         Section 9.3

                  7. The first four lines of Section 10.3 of the Plan are hereby deleted effective January 1, 1996 and replaced by the following:

                     10.3 Hardship Withdrawals of Before-Tax Contributions. A
               Participant who has not attained age 59-1/2 may only withdraw an amount from his Before-Tax Contributions Account, as a hardship withdrawal, subject to the following rules --

                  8. The first phrase in Section 11.5 of the Plan is hereby deleted effective May 15, 1996 and replaced by the following:

                     11.5 Security. Any loan to a Participant under the Plan
               shall be secured by the pledge of all of the Participant's right, title, and interest in his Accrued Benefit (other than his Portland Account); * * *

                  9. Subsection (c) of Section 11.9 ("Administration [of Loans]") of the Plan is hereby deleted effective January 1, 1996 and replaced by the following:

                           (c) A Participant shall not be permitted to have
               more than one loan outstanding under the Plan at any time.

                           (d) Effective June 1, 1996, see Section 19.8
               regarding Portland Accounts.

                  10. A new Article XIX is added to the Plan effective May 15, 1996 to read as follows:

                                   Article XIX

            SPECIAL PROVISIONS CONCERNING PORTLAND BROADCASTING, INC.


                             19.1 Background. In January 1996, Portland
         Broadcasting, Inc. ("Portland") became an Affiliate of the Company. Effective May 15, 1996, Portland has adopted the Plan on behalf of its eligible employees, in accordance with Article XVII.

                             Eligible employees of Portland participated in the Portland Plan prior to May 15, 1996. The Portland Plan permitted eligible employees to make elective deferral contributions, and permitted Portland to make discretionary contributions on behalf of eligible employees. No discretionary contributions were made to the Portland Plan.

                             19.2 Participation. An Eligible Employee who is employed by Portland on May 15, 1996 and who completed one Year of Eligibility Service before May 15, 1996 shall become a Participant in the Plan on May 15, 1996. An Eligible Employee who did not complete one Year of Eligibility Service before May 15, 1996 shall become a Participant in the Plan in accordance with Section 2.1.

                             19.3 Merger of Portland Plan. Effective as of June 1, 1996, the Portland Plan and the trust thereunder shall be merged with and into this Plan and the trust hereunder. Upon the merger, each participant in the Portland Plan shall remain fully vested in his account balance under the Portland Plan, and such account balance shall be transferred to this Plan in the manner described in Section 19.4.

                             19.4 Transfer of Portland Plan Accounts. As soon as administratively practicable after the effective date of the merger of the Portland Plan with and into this Plan under Section 19.3, the amount in the Portland Plan account of each Participant who was a participant in the Portland Plan on May 31, 1996, shall be transferred to a separate Portland Account under this Plan. A participant in the Portland Plan who does not become an active Participant in this Plan under Section 19.2 shall nevertheless be a Participant with respect to amounts held in his Portland Account.

                             19.5 Vesting in Portland Account. The amounts credited to a Participant's Portland Account shall be fully vested at all times.

                       19.6 Investment of Portland Account

                             (a) Initial Investment. Amounts transferred to a Participant's Portland Account under Section 19.4 shall be invested in accordance with the Participant's most recent investment election under
         Section 5.1. A Participant who has not previously made an investment election under Section 5.1 shall be given the opportunity to make such an election at the time of the transfer to his Portland Account.

                             (b) Reapportionment. Amounts credited to a Participant's Portland Account shall be subject to any reapportionment election under Section 5.1.

                             19.7 No Withdrawals from Portland Account.
         Notwithstanding Article X, there shall be no withdrawals from a Participant's Portland Account.

                             19.8 No Loans from Portland Account.
         Notwithstanding Article XI, there shall be no loans made from a Participant's Portland Account.

                             19.9 Distributions from Portland Account.
         Notwithstanding Sections 6.1, 6.2, 9.5(a), and 9.6, a Participant may defer payment of amounts held in his Portland Account until the date benefits are required to begin under Section 9.5(a)(2).

                             19.10 Qualified Retirement Annuity. The following provisions shall apply with respect to a Participant's Portland Account if, at the time of distribution, the value of the Participant's entire Vested Interest exceeds (or at the time of any prior distribution exceeded) $3,500 --

                             (a) Definitions. The following definitions shall apply for purposes of this Section --

                                 (1) "Benefit Commencement Date" shall mean the first day of the first period for which an amount is paid as an annuity or in any other form under the Plan.

                                 (2) "Qualified Retirement Annuity" shall mean
         --

                                     (A) In the case of a Participant who is not
                  married on his Benefit Commencement Date, a single life annuity with installment refund; and

                                     (B) In the case of a Participant who is
                  married on his Benefit Commencement Date, a survivorship life annuity with installment refund, where the surviving annuitant is the Participant's Spouse and the survivorship percentage is 50 percent.

         The Qualified Retirement Annuity shall be in the amount that can be purchased with the balance of the Participant's Portland Account.

                             (b) Method of Payment of Portland Account

                                 (1) Automatic Form of Payment of Portland
         Account. Unless a Participant elects, under paragraph (2), an alternative method of payment, his Portland Account shall be paid in the form of a Qualified Retirement Annuity if the Participant does not die prior to his Benefit Commencement

         Date, except as otherwise provided in subsection (c) below (regarding the payment of small benefits).

                                 (2) Alternative Methods of Payment of Benefits. Subject to Section 9.5 (regarding minimum required distributions), and except as otherwise provided in subsection (c) below (regarding the payment of small benefits), a Participant may elect, pursuant to a qualified election as described in paragraph (3) below, not to receive his Portland Account in the form of a Qualified Retirement Annuity, but to have his Portland Account paid to him pursuant to any one of the following methods of distribution as selected by the Participant (the amount of the benefit to be distributed shall be the amount of benefit which may be provided by the Participant's Portland Account) --

                                     (A) single-sum payment;

                                     (B) straight life annuity;

                                     (C) single life annuity with certain
                  periods of five, 10 or 15 years;

                                     (D) single life annuity with installment
                  refund;

                                     (E) survivorship life annuity with
                  installment refund and survivor percentages of 50%, 66-2/3% or 100%;

                                     (F) fixed period annuities for any period
                  of whole months which is not less than 60 and does not exceed the life expectancy of the Participant and the named Beneficiary where the life expectancy is not recalculated; or

                                     (G) a series of installments chosen by the
                  Participant with a minimum payment each year beginning with the year the Participant turns age 70-1/2.

         The payment for the first year in which a minimum payment is required under subparagraph (G) above will be made by April 1 of the following calendar year. The payment for the second year and each successive year will be made by December 31 of that year. The minimum payment will be based on a period equal to the joint and last survivor expectancy of the Participant and the Participant's Spouse (if any), where the joint and last survivor expectancy is recalculated. The balance of the Participant's Portland Account (if any) will be payable on the Participant's death to his Beneficiary in a single sum.

                             (3) Qualified Election. A Participant's election to receive his Portland Account in an optional form of benefit under paragraph (2) above shall be in the form of a waiver of the Qualified Retirement Annuity made by delivering written notice to the Savings Plan Committee during the 90-day period ending on the Participant's Benefit Commencement Date and, if the Participant is married, must be consented to by the Participant's Spouse. The Spouse's consent to a waiver must be irrevocable, must be witnessed by a Plan representative appointed by a member of the Savings Plan Committee or by a notary public, must be limited to a benefit for a specific alternate Beneficiary (or a benefit payable during the life of the Participant), and must specify the particular optional form of benefit elected by the Participant. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan representative that written consent cannot be obtained because there is no Spouse or because the Participant's Spouse cannot be located, the waiver shall be deemed a qualified election. If the Spouse is legally incompetent to give consent, the Spouse's legal guardian may give consent, even if the guardian is the Participant. Also, if the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to that effect, spousal consent shall not be required unless a qualified domestic relations order (as defined in section 414(p) of the Code) provides otherwise. Any consent necessary under this provision shall be valid only with respect to the Spouse who signs the consent, or, in the event of a deemed qualified election, the designated Spouse (if any). Additionally, a Participant may revoke a prior waiver without the consent of his Spouse at any time before his Benefit Commencement Date. The number of revocations shall not be limited. Any new waiver or change of the terms of a specific consent shall require a new spousal consent.

                                 (4) Notice to Former Portland Plan Participants

                                     (A) Except as provided in subparagraph (B)
                  below, the Savings Plan Committee shall provide each Participant who has a Portland Account, not more than 90 days and not fewer than 30 days prior to his Benefit Commencement Date, a written explanation of --

                                         (I) the terms and conditions of the
                  Qualified Retirement Annuity, including a general description of the eligibility conditions and other material features of the optional forms of benefit and sufficient additional information to explain the relative values of the optional forms of benefit available under the Plan;

                                         (II) the Participant's right to make,
                  and the effect of, an election to waive the Qualified Retirement Annuity;

                                         (III) the rights of a Participant's
                  Spouse (if the Participant is married);

                                         (IV) the Participant's right to make,
                  and the effect of, a revocation of a previous election to waive the Qualified Retirement Annuity; and

                                         (V) if the Participant has not attained
                  Normal Retirement Age, the Participant's right to defer receipt of his Portland Account until the date benefits are required to begin under Section 9.5(a)(2).

                                     (B) The following distributions of a
                  Participant's Portland Account may commence fewer than 30 days after the notice described in subparagraph (A) above is given to the Participant --

                                         (I) payment of a Participant's Portland
                  Account in the form of a Qualified Retirement Annuity on or after the Participant's attainment of Normal Retirement Age;

                                         (II) payment of a Participant's
                  Portland Account in the form of an involuntary single-sum payment pursuant to subsection (c) below; or

                                         (III) payment of a Participant's
                  Portland Account not described in (I) or (II) above provided that --

                                               (aa) the Savings Plan Committee
                           clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice described in subparagraph (A) above to consider whether to waive the Qualified Retirement Annuity and consent to a form of distribution other than a Qualified Retirement Annuity, and, if applicable, to consider whether to commence receipt of his Portland Account before his Normal Retirement Date;

                                               (bb) after receiving the notice
                           described in subparagraph (A) above, the Participant affirmatively elects a form of distribution (with spousal consent, if required under paragraph (3) above), and the Participant affirmatively elects to commence receiving his Portland Account (if distribution is to commence prior to his Normal Retirement Date);

                                               (cc) the Participant is permitted
                           to revoke his affirmative election at least until his Benefit Commencement Date or, if later, at any time prior to the expiration of the seven-day period that begins the day after the notice described in subparagraph (A) above is provided to the Participant;

                                               (dd) the Participant's Benefit
                           Commencement Date is after the date that the notice described in subparagraph (A) above is provided to the Participant; and

                                               (ee) distribution of the
                           Participant's Portland Account in accordance with the Participant's affirmative election does not commence before the expiration of the seven-day period that begins on the day after the notice described in subparagraph (A) above is provided to the Participant.

                       (c) Small Payments. If a Participant, Spouse, or Beneficiary is entitled to receive monthly payments from the Participant's Portland Account and if, as of the date of distribution, the value of the Participant's entire Vested Interest does not exceed (and has not at the time of any prior distribution exceeded) $3,500, the payments shall be paid to the Participant, Spouse, or Beneficiary in a single sum not later than the last day of the second Plan Year following the Plan Year in which the Participant's termination of employment or death occurs. The single-sum payment shall be in full discharge of all obligations under the Plan with respect to the Participant, Spouse, or Beneficiary.

                       (d) Provisions Applicable Only to Portland Account. The provisions of this Section shall not apply to amounts in a Participant's Account other than amounts in his Portland Account.

                       19.11 Preretirement Death Benefits. This Section shall govern the distribution of the Portland Account of a Participant who has a spouse to whom he has been continuously married throughout the one-year period ending on the date of his death, and who dies before his Benefit Commencement Date (as defined in Section

         19.10(a)(1)), unless the Participant's entire Vested Interest does not exceed (and has not at the time of any prior distribution exceeded) $3,500. If a Participant does not have a Spouse to whom he has been continuously married throughout the one-year period ending on the date of his death, and he dies before his Benefit Commencement Date, distribution of his Portland Account shall be made in accordance with
         Article VII.

                             (a) Qualified Preretirement Survivor Annuity. Unless the Participant makes an election in accordance with Section 19.10(b)(3) with his Spouse's consent, the Participant's Portland Account shall be paid to his Surviving Spouse in the form of a qualified preretirement survivor annuity or, if the spouse so elects, in a single-sum or any other form permitted under Section 19.10(b)(2). A qualified preretirement survivor annuity is a life annuity with installment refund payable to the Surviving Spouse in the amount which can be purchased with the balance of the Participant's Portland Account.

                             (b) Commencement of Payments. The qualified preretirement survivor annuity described in subsection (a) above shall commence to be paid as soon as practicable after the Participant's death; provided, however, that payments shall not commence prior to the date on which the Participant would have attained age 70-1/2 unless the Spouse consents to the commencement of such payments at an earlier date. If the Spouse dies prior to the date as of which benefit payments are to commence, the Participant's Portland Account shall be distributed in a single sum to the Participant's Beneficiary.

                             (c) Waiver of Qualified Preretirement Survivor Annuity. A Participant may, with his Spouse's written consent in the manner described in Section 19.10(b)(3), elect to waive the qualified preretirement survivor annuity and to have his Portland Account distributed to his Beneficiary in a single sum or in any other form permitted under Section 19.10(b)(2) (other than a series of installments if the Beneficiary is not the Spouse). Such election must be made in writing on a form provided by the Savings Plan Committee during the applicable election period set forth in subsection (d) below. The Participant may revoke his waiver of the qualified preretirement survivor annuity at any time without the consent of his spouse; however, spousal consent is required for a new waiver.

                             (d) Election Period. A Participant's waiver of the qualified preretirement survivor annuity, and his Spouse's consent to such waiver, shall be valid only under the following circumstances --

                             (1) the designation is made on or after the first day of the Plan Year in which the Participant attains age 35;

                             (2) the designation is made on or after the date of the Participant's separation from service (and the Participant has not returned to the employ of an Employer); or

                             (3) the Participant dies before separating from service and before the first day of the Plan Year in which he would have attained age 35.

         If a Participant who has not separated from service waives the qualified preretirement survivor annuity before the first day of the Plan Year in which he attains age 35, such waiver shall not be valid in the event of his death after such day (or after his separation from service).

                         (e) Explanation. The Savings Plan Committee shall provide each Participant with a Portland Account, within the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 34 or, if later, during the period beginning one year before and ending one year after he becomes a Participant, a written explanation with respect to the death benefit comparable to that required under Section 19.10(b)(4). In the case of a Participant who separates from service before he attains age 35, such explanation shall be provided during the period beginning one year before and ending one year after such separation.

                         (f) Effect of Qualified Domestic Relations Order. To the extent that the Plan treats a former spouse of a Participant as the spouse of such Participant for purposes of sections 401(a)(11) and 417 of the Code pursuant to a qualified domestic relations order (as defined in section 414(p) of the Code), the actual spouse of the Participant shall not be treated as the spouse of such Participant for such purposes. If, pursuant to a qualified domestic relations order, more than one individual is a designated spouse, the amount of the survivor annuity payable under this subsection (f) shall not exceed the amount which would be paid if there were only one surviving spouse.

                         (g) Provisions Applicable Only to Portland Account. The provisions of this Section shall not apply to amounts in a Participant's Account other than amounts in his Portland Account.

                             19.13 Preservation of Optional Forms of Benefit. If a Participant's entire Vested Interest exceeds (or has at the time of any prior distribution exceeded) $3,500, a Participant shall have a right to receive amounts held in his Portland Account in any optional form of benefit which was available for such distribution under the Portland Plan, provided that such optional form meets the requirements of Section 9.5 of this Plan. This provision is intended to comply with the requirements of section 411(d)(6) of the Code, and shall not apply to the extent that section 411(d)(6) of the Code and regulations issued thereunder would permit the elimination of any such optional form of payment.


                  IN WITNESS WHEREOF, PEGASUS MEDIA & COMMUNICATIONS, INC. has caused these presents to be duly executed this 14th day of May, 1996.


Attest:                                     PEGASUS MEDIA & COMMUNICATIONS,
                                            INC.


/s/ William E. Miles III                    By: /s/ Robert N. Verdecchio
------------------------                    --------------------------------
William E. Miles III                                Robert N. Verdecchio
                                                    Senior Vice President

                  IN WITNESS WHEREOF, Portland Broadcasting, Inc., an Affiliate, intending to adopt the Plan and become a Participating Employer thereunder pursuant to Article XVII thereof, has caused these presents to be duly executed this ___ day of May, 1996.


Attest:                                     PORTLAND BROADCASTING, INC.

/s/ William E. Miles III                    By: /s/ Robert N. Verdecchio
-------------------------                   --------------------------------
William E. Miles III                                Robert N. Verdecchio
                                                    Senior Vice President

                                 AMENDMENT NO. 2

                                     TO THE

                       PEGASUS COMMUNICATIONS SAVINGS PLAN
                           (Effective January 1, 1996)


                  WHEREAS, Pegasus Media & Communications, Inc. (the "Company") established the Pegasus Communications Savings Plan (the "Plan") effective January 1, 1996, and has amended the Plan on one occasion thereafter;

                  WHEREAS, Section 15.1 of the Plan provides that, subject to certain inapplicable limitations, the Board of Directors of the Company may amend the Plan by written resolution at any time;

                  WHEREAS, the Company desires to amend the Plan (i) to reflect the decision of the Trustees to purchase class A common stock of Pegasus Communications Corporation (instead of class B non-voting common stock of Pegasus Communications Holdings, Inc.), with Plan contributions to be used to purchase Pegasus Stock, (ii) to eliminate the Call Option and Right of First Refusal with respect to stock distributed from the Pegasus Stock Fund, (iii) to revise the definition of Year Over Year Increase in Company-Wide Location Cash Flow with respect to acquisitions, (iv) to provide that Company Additional Contributions may be invested in the Pegasus Stock Fund only, and (v) to make certain other changes;

                  NOW, THEREFORE, subject to approval by the District Director of Internal Revenue, the Plan shall be amended effective September 30, 1996 as follows:

                  1. Section 1.10 ("Call Option") of the Plan is hereby deleted.

                  2. Section 1.32 of the Plan is hereby deleted and replaced by the following:

                     1.32 "Pegasus Stock" shall mean class A common stock of Pegasus Communications Corporation.

                  3. Section 1.38 ("Right of First Refusal") of the Plan is hereby deleted.

                  4. Subsection (b) of Section 1.51 ("Year Over Year Increase in Company-Wide Location Cash Flow") of the Plan is hereby deleted and replaced by the following:

                     (b) Participating Employer Commences Participation. For purposes of determining the excess of the Company-wide Location Cash Flow for a year in which an employer first becomes a Participating Employer ("Year 1") over the Company-wide Location Cash Flow for the preceding year ("Year 0"), the Location Cash Flow attributable to the period in Year 1 during which the employer was a Participating Employer shall be compared to the employer's income -- before management fees, depreciation, amortization (other than amortization of film contracts), and incentive compensation (including contributions under any qualified or nonqualified plan) -- from non-Pegasus operations during the same period in Year 0. For purposes of determining the excess of the Company-wide Location Cash Flow for the succeeding year ("Year 2") over the Company-wide Location Cash Flow for Year 1, the Location Cash Flow attributable to the period in Year 1 during which the employer was a Participating Employer shall be compared to the Location Cash Flow during the same period in Year 2.

                  5. Section 3.7 ("Company Additional Contributions") of the Plan is hereby amended by adding a new subsection (c) to read as follows:

                     (c) Form. Company Additional Contributions shall be made either in the form of Pegasus Stock or in cash and used to purchase Pegasus Stock. If made in Pegasus Stock, the value of such Pegasus Stock at the time of contribution shall equal the cash amount determined by the Board of Directors pursuant to subsection (a). Company Additional Contributions shall be held in the Pegasus Stock Fund.

                  6. The first sentence of Section 5.1 of the Plan is hereby deleted and replaced by the following:

                     5.1 Investment of Account Balance. Each Participant may direct, at the time he commences participation, that his Account (other than amounts in his Company Account) be invested in one or any combination of Investment Funds made available by the Savings Plan Committee pursuant to
Section 5.2. * * *

                  7. The first sentence of subsection (b)(2) (regarding the Pegasus Stock Fund) of Section 5.2 ("Investment Funds") of the Plan is hereby deleted and replaced by the following:

                         (2) Acquisition of Pegasus Stock by the Trustees. The
Company may contribute shares of Pegasus Stock as Company Matching Contributions, Company Additional Contributions, and/or Rollover Matching Contributions to the Plan pursuant to Section 3.2(b), Section 3.7(c), and/or
Section 3.9(b), respectively,
or, pursuant to directions from the Savings Plan Committee, the Trustees may purchase shares of Pegasus Stock using funds held by the Trustees under the Plan or contributed to the Plan by the Company.

                  8. Subsection (b)(3) (regarding the Pegasus Stock Fund) of
Section 5.2 ("Investment Funds") of the Plan is hereby deleted and replaced by the following:

                     (3) Valuation of Pegasus Stock. Transactions between the Trustees and the Company or the Trustees and any other purchaser or seller of Pegasus Stock shall be based on the then current fair market value of such Pegasus Stock. For purposes of determining such value, fair market value shall mean the closing price of Pegasus Stock on a registered securities exchange or on an over-the-counter market on the last business day prior to the date of the transaction on which Pegasus Stock traded.


                  9. The last sentence of subsection (b)(4) (regarding the Right of First Refusal and the Call Option) of Section 5.2 ("Investment Funds") of the Plan is hereby deleted.

                  10. Section 5.4 of the Plan is hereby deleted and replaced by the following:

                     5.4 Investment Fund Designations. Company Matching Contributions, Company Additional Contributions, and Rollover Matching Contributions shall be invested in the Pegasus Stock Fund. All other contributions shall be invested in whichever Investment Fund(s) the Participant designates, either --

                     (a) 100 percent in one Fund; or

                     (b) in two or more Funds on the basis of a distribution of contributions between them in multiples of 10 percent.

To the extent a Participant does not specify how contributions made on his behalf are to be invested, they shall be invested in the Government Securities Trust Money Market Series fund.

                  11. Subsection (b) of Section 10.1 ("General Rules for All Withdrawals") of the Plan is hereby deleted and replaced by the following:

                     (b) From Accounts. Withdrawals from a Participant's Account (other than from that portion invested

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
in the Pegasus Stock Fund) shall be made in the following order --

                     (1) first, from the Participant's Rollover Account; and

                     (2) last, from the Participant's Before-Tax Contributions Account.

No amounts may be withdrawn from the Pegasus Stock Fund under this Article.

                  IN WITNESS WHEREOF, PEGASUS MEDIA & COMMUNICATIONS, INC. has caused these presents to be duly executed this 8th day of October, 1996.

Attest:                                     PEGASUS MEDIA & COMMUNICATIONS,
                                            INC.



 /s/ William E. Miles III                   By: /s/ Robert N. Verdecchio
----------------------------                   ----------------------------
     William E. Miles III                           Robert N. Verdecchio
                                                    Senior Vice President


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